                                                                  Exhibit 10.1.3

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                            CREDIT FACILITY AGREEMENT

                          DATED AS OF SEPTEMBER 5, 2000

                                 BY AND BETWEEN

                          ORMAT MOMOTOMBO POWER COMPANY

                                   AS BORROWER

                                       AND

                               BANK HAPOALIM B.M.,

                                    AS LENDER

           MOMOTOMBO FIELD AND POWER PLANT REHABILITATION (NICARAGUA)

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                              HOLLAND & KNIGHT LLP
                    2100 PENNSYLVANIA AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20037

                                                       CREDIT FACILITY AGREEMENT
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                                TABLE OF CONTENTS

                                       i               CREDIT FACILITY AGREEMENT
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   SECTION 3.07    FINANCIAL STATEMENTS; FINANCIAL CONDITION: UNDISCLOSED

   SECTION 5.02    BOOKS, RECORDS AND INSPECTIONS; ACCOUNTING AND AUDIT

                                       ii              CREDIT FACILITY AGREEMENT
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   SECTION 5.21    MODIFICATIONS OF ORGANIZATION DOCUMENTS; ADDITIONAL
                   AGREEMENTS; ASSIGNMENTS AND  MODIFICATIONS OF

                               iii                     CREDIT FACILITY AGREEMENT
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   SECTION 6.13    TRANSFER OF COLLATERAL; EVENT OF LOSS; DIMINUTION OF

                                 iv                    CREDIT FACILITY AGREEMENT
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                                  v                    CREDIT FACILITY AGREEMENT
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SCHEDULES, APPENDICES, ANNEXES AND EXHIBITS

                                    SCHEDULES

    SCHEDULE                                     DESCRIPTION
    --------                                     -----------

      2.02                                 Application for Funding
      3.08                                Litigation; Labor Disputes
      3.11                                  Governmental Approvals
      4.04                       Provisions for Alternative Amendment to PPA
     5.01(d)                                Officer's Certificate
      5.03                                    Insurance Policies
      5.43                            Form of Original Amendment to PPA

                                   APPENDICES

    APPENDIX                                                DESCRIPTION
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       A                                                    Definitions

                                     ANNEXES

     ANNEX                                                   DESCRIPTION
     -----                                                   -----------
       A                                                    Business Plan

                                     vi                CREDIT FACILITY AGREEMENT
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                            CREDIT FACILITY AGREEMENT

         CREDIT FACILITY AGREEMENT (this "Agreement"), dated as of September 5,
2000 (the "Effective Date"), between ORMAT MOMOTOMBO POWER COMPANY, an exempted limited liability company incorporated and existing under the laws of the Cayman
Islands, (the "Borrower") and BANK HAPOALIM B.M., a commercial bank organized and existing under the laws of the State of Israel, as lender ("Lender").
Capitalized terms used herein shall have the meanings set forth in Appendix A, unless otherwise defined herein.

                                   WITNESSETH:

         WHEREAS, the Borrower has requested the Lender to make a credit facility (the "Credit") available to it on the terms and subject to the conditions set forth in this Agreement, for the purpose of financing the Project in Nicaragua as more fully described in the Agreement of Association in
Participation and in the Business Plan; and

         WHEREAS, the Lender is willing to provide the Credit to the Borrower on the terms and subject to the conditions set forth in this Agreement, for the purpose described above;

         NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1. DEFINED TERMS AND PRINCIPLES OF CONSTRUCTION

         SECTION 1.01. DEFINED TERMS AND PRINCIPLES OF CONSTRUCTION. For all
purposes of this Agreement, (a) capitalized terms used but not otherwise defined herein shall have the meanings set forth in Appendix A attached hereto and (b)
the principles of construction set forth in Appendix A shall apply.

ARTICLE 2. AMOUNT AND TERMS OF THE CREDIT

         SECTION 2.01 THE TOTAL COMMITMENT. Subject to the terms and conditions of this Agreement, the Lender agrees to make available to the Borrower, during the applicable Availability Period, the Loans not to exceed the Total Commitment amount of $48,235,000 in two tranches identified as Loan I and Loan II as follows:

         (a) Loan I. An amount up to $11,435,000 on account of Loan I to finance up to 70% of the costs of Phase I of the Project; and

         (b) Loan II. An amount up to $36,800,000 on account of Loan II to finance up to (i) an amount equal to 75% of costs of Phase II of the Project, plus (ii) an amount equal to 5% of the costs of Phase I of the Project (the
"Additional Amount").

         (c) No Reborrowing. The Loans are not revolving in nature, and any amounts repaid, prepaid or canceled pursuant to the terms of this Agreement may not be reborrowed.

         (d) Benefit of Collateral. Any and all amounts due to the Lender with respect to the Loans under this Agreement and any other Financing Documents are entitled to the benefit of the Collateral which is held by the Lender pursuant to the terms of the Security Documents and the Sponsor Project Funding
Agreement.

                                                       CREDIT FACILITY AGREEMENT
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         (e) Availability. For the purpose of making Disbursements hereunder:
(i) Loan I will be available during the Loan I Availability Period; and, (ii)
Loan II will be available during the Loan II Availability Period. The Loan I
Availability Period and the Loan II Availability Period shall run consecutively, but not concurrently, unless otherwise agreed by the Lender.

         SECTION 2.02 PROCEDURES FOR DISBURSEMENT OF THE LOANS.

         (a) Procedure. Subject to the terms specified in this Section 2.02, the
Borrower may submit to the Lender from time to time, but not more frequently than once per month, a properly executed Application for Funding in the form of
Schedule 2.02 ("Application for Funding") for Disbursements to be made in accordance with the Business Plan as: (i) reimbursements to the Borrower for payments previously made to Project contractors, subcontractors, suppliers, vendors and other Persons; (ii) advances to the Borrower for payment for work performed or to be performed by Project contractors, subcontractors, suppliers, vendors and other Persons for amounts payable by the Borrower within thirty (30)
days following the date of Disbursement in each case as budgeted in the Business
Plan; (iii) advances to fund MIGA premium payments in accordance with Section
5.41; (iv) advances to fund the payment of fees under Section 2.05; and (v)
advances to fund payments by the Borrower of Attorney Costs and other expenses incurred by the Lender pursuant to Section 7.03(b)(i). The Borrower shall use such Application for Funding to request each Disbursement under (i) Loan I during the Loan I Availability Period and (ii) Loan II during the Loan II
Availability Period. The Borrower shall submit each such Application for Funding at least twelve (12) Business Days prior to the date on which a Disbursement is requested. No Application for Funding shall request a Disbursement (i) in excess of the then unutilized and uncancelled amount of the Loan I or Loan II
Commitment, respectively, less the amount required to permit the Lender to fund the Borrower's obligation under Section 5.33 (nor shall the aggregate amount of the Disbursements exceed the Total Commitment), or (ii) that is less than
$300,000 (except with respect to the last Disbursement in respect of each Loan).
Except in the case of the first Application for Funding submitted under Loan I, each Application for Funding shall include an implementation report, prepared and executed by the Borrower's representative in accordance with Section
5.01(f).

         (b) Adherence to Business Plan. All amounts requested under each
Application for Funding shall be consistent with the Business Plan. The Lender shall not disburse all or any part of the amounts requested in an Application for Funding (i) for which all conditions precedent for the making of such
Disbursement have not been satisfied or waived pursuant to this Agreement or
(ii) with respect to Disbursements to be made under Loan II, as to which documentation required to be delivered to the Lender or the Lender's Engineer, as the case may be, has not been timely delivered by the Borrower. With respect to Loan II, the making of any Disbursement thereunder shall be contingent on the
Lender's receipt four Business Days prior to the date on which a Disbursement is requested of a certificate from the Lender's Engineer appointed under Section
5.36(a) hereof to the effect that the costs incurred or to be paid are reasonable and appropriate for the value of the work performed or to be performed and that such work is in conformity with the Business Plan.

         (c) Errors in Applications for Funding. If any Application for Funding
shall be disapproved in whole or in part on the basis of errors contained therein or on the basis of incompleteness of such Application for Funding, the
Lender will cooperate in good faith with the Borrower in the Borrower's efforts to correct any and all such errors or incompleteness so as to

                                   2                   CREDIT FACILITY AGREEMENT

permit the making of a Disbursement in a timely manner (taking into account the due date for the payment of Project Costs which are the subject of such
Application for Funding). The Borrower acknowledges that, as a result of any such disapproval of an Application for Funding, the date on which a Disbursement is actually approved and/or proceeds actually disbursed may be later than the date requested in such Application for Funding.

         (d) Fundings under Sponsor Project Funding Agreement. All disbursements to be made by the Sponsor pursuant to the Sponsor Project Funding Agreement shall be made in accordance with the terms thereof, and it shall not be necessary for the Borrower to submit an Application for Funding in connection therewith. The Borrower shall certify to the Lender in each Application for
Funding that the amounts required to be disbursed to the Borrower in accordance with the terms of the Sponsor Project Funding Agreement have been made as of the date of the requested Disbursement.

         (e) Loan Disbursement Account. All Disbursements, irrespective of whether made as reimbursements or advances shall be made to the Borrower's current account with the New York Branch of the Lender.

         SECTION 2.03 INTEREST.

         (a) Interest Rate and Payment. Interest shall accrue and be payable in arrears on each Interest Payment Date on the outstanding balances of Loan I and
Loan II, respectively, at the rate of LIBOR plus 2.5% per annum until the beginning of the first Interest Period following the completion date of Phase I with respect to Loan I, and the completion date of Phase II with respect to Loan
II, at which time the interest rate on each such Loan shall be LIBOR plus 2.375%
per annum (the "Interest Rate").

         (b) Capitalized Interest Payment.

            (i) Loan I. On each Interest Payment Date until the first scheduled
Loan I Principal Repayment Date, interest at the Interest Rate due on each such date with respect to Loan I shall be capitalized by adding such amount to the outstanding balance of Loan I.

            (ii) Loan II. On each Interest Payment Date until the first scheduled Loan II Principal Repayment Date, interest at the Interest Rate due on each such date with respect to Loan II, shall be capitalized by adding such amount to the outstanding balance of Loan II.

         (c) Additional Interest. With respect to any other interest due to the
Lender, on each Interest Payment Date, the Borrower shall pay to the Lender interest in respect of each Interest Period, on the daily unpaid principal amounts of any Loan outstanding during such Interest Period, in arrears, at the rates per annum equal to the Interest Rates in effect applicable to each such period (or at such other interest rates as may be specified in this Article 2).

         (d) Overdue Interest. Without prejudice to the remedies available to the Lender under this Agreement or otherwise, the Borrower shall pay, in
Dollars, interest at the rate of LIBOR Overnight Rate plus 4.50% on any principal amount of any Loan or any other amount which is due under this
Agreement which is not paid when due (whether by lapse of time, acceleration, requirement for mandatory prepayment or otherwise), for each day that such amount remains unpaid until payment in full thereof.

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         (e) Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the relevant Interest Period and a year of
360 days.

         SECTION 2.04 REPAYMENT.

         (a) Loan I. The principal of Loan I shall be repaid in 32 consecutive equal payments, commencing on the Principal Repayment Date occurring on the earlier of (i) 27 months from the Effective Date or (ii) the last day of the
Interest Period ending not sooner than thirty (30) days following receipt of a
Phase I Completion Certificate, and on each Principal Repayment Date thereafter.

         (b) Loan II. The principal of Loan II shall be repaid in 28 equal consecutive payments, commencing on the Principal Repayment Date occurring after the earlier of (i) 63 months from the Effective Date or (ii) the last day of the
Interest Period which ends at least 30 days following receipt of a Phase II
Completion Certificate, but in no event later than 39 months after the Loan II
Closing Date, and on each Principal Repayment Date thereafter.

         SECTION 2.05 FEES.

         (a) Commitment Fee.

            (i) Loan I. The Borrower shall pay to the Lender a commitment fee
(the "Loan I Commitment Fee") which shall be at the rate of 0.25% per annum of the difference, determined as of the relevant due date, between (A) the Loan I
Commitment and (B) the drawn amount under Loan I. The Loan I Commitment Fee shall begin to accrue with retroactive effect as of March 15, 2000 and shall be increased to 0.50% per annum on the Effective Date.

            (ii) Loan II. The Borrower shall pay to the Lender a commitment fee
(the "Loan II Commitment Fee") which shall be at the rate of 0.25% per annum of the difference, determined as of the relevant due date, between (A) the Loan II
Commitment and (B) the drawn amount under Loan II. The Loan II Commitment Fee shall begin to accrue with retroactive effect as of March 15, 2000 and shall be increased to 0.50% per annum on the Loan II Closing Date.

Commitment Fee shall accrue from day to day, beginning on March 15, 2000, and shall be computed on the basis of the actual number of days elapsed and a year of 360 days. Commitment Fee shall be due and payable in advance, on March 15,
2000 and every three months thereafter until the first Interest Payment Date and on every Interest Payment Date thereafter, terminating on the last day of the
Loan II Availability Period or upon such earlier date as the Total Commitment is reduced to zero or the undisbursed amount thereafter is cancelled or terminated.

         (b) Arrangement Fee. The Borrower shall pay a non-refundable arrangement fee (the "Arrangement Fee") equal to 0.25% of the Total Commitment within 30 days of the Effective Date, but in no event later than the first
Disbursement under Loan I.

         (c) Front-End Fee. The Borrower shall pay a non-refundable, front-end fee (the "Front-End Fee") in the amount of 1.25% of the Total Commitment, payable in two installments. The first installment shall be due and payable on the Loan I Closing Date and shall be equal to 1.25%

                                       4               CREDIT FACILITY AGREEMENT

of the Loan I Commitment plus 0.3125% of the Loan II Commitment; the second installment shall be due and payable on the Loan II Closing Date and shall be equal to 0.9375% of the Loan II Commitment.

         SECTION 2.06 PAYMENTS.

         (a) Time and Place of Payment. Except as otherwise specifically provided herein, all payments to be made by the Borrower under this Agreement shall be made in full in Same Day Funds, without retention, set-off or counter claim and free and clear of any deductions and charges, not later than 12:00
p.m. (New York time) on the date upon which the relevant payment is due, to the
Lender's account No. 373700001501 with Bank Hapoalim B.M., 1177 Avenue of the
Americas, New York, N.Y., 10036, mentioning "Ormat/Momotombo Project", or to such other account as the Lender may designate from time to time by written notice to the Borrower five Business Days prior to the date on which any payment is made by the Borrower hereunder. The Borrower shall advise the Lender by facsimile of the payment about to be made by the Borrower.

         (b) Payment on a Business Day. If any date for any payment under this
Agreement shall not be a Business Day then such payment shall be made on the next succeeding Business Day and interest (or Commitment Fee, as the case may
be) shall continue to accrue for the period from such due date to the next succeeding Business Day.

         SECTION 2.07 PAYMENT ALLOCATION. Any payment made by the Borrower to the Lender and any other amount received by the Lender under any of the
Financing Documents (excluding voluntary prepayments received by the Lender pursuant to Section 2.11) shall be applied as follows: (i) against charges, fees, costs and expenses due to the Lender; (ii) against interest on interest which became overdue, if any, with respect to the Loans; (iii) against interest on principal of the Loans which became overdue, if any; (iv) against interest due on the Loans; and thereafter, (v) against the principal amount of the Loans due and payable applied pro-rata to Loan I and Loan II and applied pro-rata to installments within each such Loan, and any remaining amount shall be paid or returned to the Borrower unless there is an Event of Default which is continuing.

         SECTION 2.08 CURRENCY OF PAYMENT. The obligation of the Borrower to pay all amounts payable under this Agreement shall be in Dollars and shall not be deemed to have been novated, discharged or satisfied by any tender of (or recovery under judgment expressed in) any currency other than Dollars, except to the extent to which such tender (or recovery) shall result in the effective payment of such aggregate amount in Dollars at the place where such payment is to be made and, accordingly, the amount (if any) by which any such tender (or recovery) shall fall short of such aggregate amount shall be and remain due to the Lender, as a separate obligation, unaffected by judgment having been obtained (if such is the case) for any other amounts due under or in respect of this Agreement.

         SECTION 2.09 TAXES.

         (a) Payments Free and Clear of Taxes. Any and all payments by the
Borrower to the Lender under this Agreement and any other Financing Document shall be made free and clear of

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and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

         (b) Indemnity. The Borrower agrees to indemnify and hold harmless the
Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other
Taxes imposed on amounts payable under this Section 2.09) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses)
arising therefrom or with respect thereto, whether or not such Taxes or Other
Taxes were correctly or legally asserted. Payment under this indemnity shall be made within 30 days after the date the Lender makes written demand therefor.

         (c) Gross-Up. If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder or under any Financing Document to the Lender, then:

                  (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.09), the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii) the Borrower shall make such deductions and withholdings;
         and

                  (iii) the Borrower shall pay the full amount deducted or
         withheld to the relevant taxing authority or other authority in accordance with Applicable Law.

         (d) Receipts. Within 30 days after the date of any payment by the
Borrower of Taxes or Other Taxes, the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

         (e) Mitigation. If the Borrower is required to pay additional amounts to the Lender pursuant to Section 2.09(c), then the Lender shall endeavor to use reasonable efforts (consistent with legal and regulatory restrictions) as may be available to it to mitigate the effect of such circumstances, including booking the Loans in a different jurisdiction so as to minimize any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of the Lender is not otherwise disadvantageous to the Lender.

         (f) Claims Against Lender. The Lender shall give notice to the Borrower of the assertion of any claim against the Lender relating to the Lender's Taxes or Other Taxes as promptly as is practicable after being notified of such assertion; provided that any failure to notify the Borrower promptly of such assertion shall not relieve the Borrower of its obligations under this Section
2.09.

         (g) Survival. Without prejudice to the survival of any other agreement of the Borrower under this Agreement or any other Project Document, the provisions set forth in this Section 2.09 shall survive the payment of all amounts due to the Lender under Loan I and Loan II, respectively.

         SECTION 2.10 TERMINATION OF TOTAL COMMITMENT. The Lender may terminate the Total Commitment upon the occurrence of an Event of Default in accordance with the provisions of Article 6 hereof. The Borrower may cancel the undisbursed amount of the Total Commitment

                                       6               CREDIT FACILITY AGREEMENT

with the consent of the Lender upon the Lender's satisfaction that such amounts are not needed to complete the Project. The Borrower may also cancel the Total
Commitment on account of Loan II either (i) if the Borrower decides not to commence Phase II and notifies the Lender of its decision and that it does not plan to commission the Technical Report referred to in Section 4.04, or (ii)
upon delivery to the Lender of a Phase II Completion Certificate in accordance with Section 5.35 hereof.

         SECTION 2.11 VOLUNTARY PREPAYMENT. Subject to any required Governmental
Approvals having been obtained, the Borrower shall have the right, at any time on at least 30 but not more than 60 days' prior written notice to the Lender, to prepay all or a part of the principal amount then outstanding of the Loans, without premium or penalty; provided that (a) no prepayment of any part of any
Loan shall be made on a day which is not the last day of an Interest Period with respect thereto, (b) the amount of such prepayment is applied pro rata to Loan I and Loan II and applied pro rata to outstanding installments of principal within each Loan, (c) all accrued interest on the principal amount of the Loans to be prepaid and all other amounts then due to the Lender hereunder are paid at the same time, and (d) in the case of partial prepayment, such prepayment shall be in an amount equal to $500,000 or more in integral multiples of $500,000.

         SECTION 2.12 INTENTIONALLY OMITTED.

         SECTION 2.13 FUNDING COSTS. If, as a result of (a) any failure by the
Borrower to pay when due the principal amount of or interest on any Loan (or portion thereof), (b) any failure by the Borrower to make a borrowing of any
Loan after the Borrower has made a request for disbursement, (c) any failure by the Borrower to make any prepayment of any Loan after the Borrower has given any notice required hereunder regarding such prepayment or (d) the making of a payment or prepayment (including, without limitation, on acceleration) on a day which is not the last day of an Interest Period with respect thereto, the Lender shall incur any costs, expenses or losses, then the Borrower shall pay, upon request by the Lender, the amount which the Lender shall notify the Borrower as being the aggregate of such costs, expenses and losses. For the purposes of the preceding sentence, "costs, expenses or losses" shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be incurred in liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund the Loans or any portion thereof.

         SECTION 2.14 MAINTENANCE AMOUNT.

         (a) Obligation to Pay. On each Interest Payment Date, the Borrower shall pay in addition to interest on the Loans, the amount which the Lender shall from time to time notify to the Borrower as the aggregate of the
Maintenance Amount (as defined in subsection (b) below), if any, of the Lender, accrued and unpaid prior to such Interest Payment Date.

         (b) Definitions. For the purposes of subsection (a) above, the following terms shall have the following meanings:

            (i) "Maintenance Amount" means the amount, if any, certified in the
Maintenance Amount Certification to be the net incremental costs of the Lender with respect to the making or maintaining of any Loan which result from (A) any change in, or introduction of,

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any Applicable Law and/or (B) any compliance with any request from, guideline or requirement of, any central bank or other monetary or other comparable authority or any Governmental Authority (whether or not having the force of law), which in either case, subsequent to the date of this Agreement, shall:

                  (A) impose, modify or deem applicable any reserve, capital adequacy (only to the extent such capital adequacy requirement is generally applicable to financial institutions that are subject to the same regulatory controls as the Lender), special deposit or similar requirements against assets held by, or deposits with or for the account of, or Loans by, the Lender;

                  (B) impose a cost on the Lender as a result of its having
         made, funded or maintained any Loan or its commitment to make, fund or maintain any Loan, or reduce the rate of return on the overall capital of the Lender which it would have been able to achieve if it had not made or committed itself to make such Loan;

                  (C) change the basis of taxation on payments received by the
         Lender in respect of its Loans otherwise than by a change in taxation of the overall net income of the Lender; or

                  (D) impose on the Lender any other condition regarding the making or maintaining of the Loans; and

            (ii) "Maintenance Amount Certification" means a certification furnished from time to time by the Lender to the Borrower, certifying:

                  (A) the circumstances giving rise to the Maintenance Amount;

                  (B) that such net costs have increased and that such net costs are within the definition of Maintenance Amount;

                  (C) that, in the opinion of the Lender it has exercised
         reasonable efforts to minimize or eliminate such increase; and

                  (D) the Maintenance Amount.

         (c) Optional Prepayment. Notwithstanding anything in Section 2.11, and subject to any Governmental Approvals having been obtained (including from the
Central Bank), the Borrower shall have the right on any Interest Payment Date for the Loans, upon not less than thirty (30) days' prior written notice to the
Lender (which notice shall be irrevocable and shall bind the Borrower to make the prepayment specified below) and upon payment of all accrued interest and
Maintenance Amount (if any) on the amount to be prepaid, to prepay all or, as the case may be, that portion of the Loans with respect to which the Lender informs the Borrower that Maintenance Amount is then being charged.

         SECTION 2.15 ILLEGALITY.

         (a) Illegality of Total Commitment or Loan. Notwithstanding any other provision of this Agreement, if, subsequent to the date of this Agreement, the making, funding or continuance of

                                       8               CREDIT FACILITY AGREEMENT

the Total Commitment or any Loan has been made (i) unlawful by any change made in any Applicable Law, (ii) impossible by compliance by the Lender with any request of a Governmental Authority (whether or not having force of law) or
(iii) impracticable as a result of a contingency occurring after the Effective
Date which materially and adversely affects the London interbank dollar market, the Borrower shall, upon notice by the Lender (but subject to the approval of the appropriate Governmental Authorities (including the Central Bank), which the
Borrower agrees to take all reasonable steps to obtain as quickly as possible, if such approval is then required), prepay in full and on the next occurring
Interest Payment Date unless the effect of the Applicable Law, request or contingency requires earlier or immediate repayment, in which case, on such earlier date or immediately, as relevant, that portion of the principal amount of the Loans affected thereby together with all accrued interest and Maintenance
Amount (if any) thereon and all amounts, if any, determined by the Lender to be payable to it pursuant to Section 2.13 hereof. In addition, the Total Commitment of the Lender to make Loans similar to those affected by the foregoing shall terminate immediately.

         (b) Illegality of Interest Rate. Notwithstanding any other provision of this Agreement, if, subsequent to the date of this Agreement, the making, funding or continuance by the Lender of a Disbursement or any Loan bearing interest based on LIBOR has been made (i) unlawful by any change made in any
Applicable Law, (ii) impossible by compliance by the Lender with any request of a Governmental Authority (whether or not having the force of law), then the
Lender shall promptly give notice thereof to the Borrower and the obligation of the Lender to make or continue Loans bearing interest based on LIBOR shall be immediately suspended and during such suspension be converted into an obligation bearing interest at the rate per annum equal to the Base Rate plus 2.375%;
provided, however, that if the Lender determines that it may lawfully continue to maintain and fund any outstanding Loans bearing interest based on LIBOR until the end of the applicable Interest Period then in effect with respect thereto, upon written notice from the Borrower to the Lender, such outstanding Loans shall be converted into Loans bearing interest at the rate per annum equal to the Base Rate plus 2.375% on the last day of the then current Interest Period applicable to such Loans.

         SECTION 2.16 SUBSTITUTE BASIS OF BORROWING. If, on or before the first day of any Interest Period relating to the Loans, either (a) the Lender determines that, for whatever reason, deposits in Dollars for a period equal to such Interest Period or in the relevant amounts are not being offered to the
Lender in the London interbank market or (b) the Lender gives notice to the
Borrower that the Interest Rate then in effect based on LIBOR for such Interest
Period does not adequately reflect the cost to the Lender of making, funding or otherwise maintaining the Loans for such Interest Period, the Lender shall promptly notify the Borrower of such event. Thereafter, the obligations of the
Lender to make or maintain the Loans bearing interest at LIBOR shall be suspended until the Lender revokes such notice in writing and interest for such
Interest Period with respect to a scheduled Disbursement and for outstanding
Loans for which interest is then scheduled to be determined shall accrue at the rate per annum equal to the Base Rate plus 2.375%.

         SECTION 2.17 MITIGATION PROVISION. The Lender agrees that (a) as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition arising after the date hereof that would cause it to be affected under Section 2.13 and (b) as promptly as practicable after it has made a determination to make a claim for amounts under Sections 2.13, 2.14 or 2.15, as the case may be, with respect to events or conditions arising after

                                       9              CREDIT FACILITY AGREEMENT

the date hereof, it shall notify the Borrower of the same and use commercially reasonable efforts (consistent with legal and regulatory restrictions and the
Lender's internal policies) to mitigate the effect of such provisions on the
Borrower, including (i) in the case of Sections 2.13, 2.14 or 2.15, efforts to make, fund, issue or maintain its Loans, as relevant, through another office of the Lender, and (ii) in the case of Section 2.15, efforts to reemploy amounts held by the Lender, (A) if as a result thereof the additional moneys which would otherwise be required to be paid to the Lender pursuant to any of such provisions of this Agreement would be reduced, or the illegality or other adverse circumstances which would otherwise require a prepayment of such Loans pursuant to any of such provisions would cease to exist, and (B) if, as determined by the Lender in good faith, the making, funding or maintaining of the Loan through such other office would not otherwise adversely affect the
Lender.

         SECTION 2.18 CERTIFICATE OF LENDER. If the Lender claims reimbursement under Sections 2.13, 2.14, 2.15 or 2.16, it shall deliver to the Borrower a certificate setting forth in reasonable detail, including calculations thereof, the amount payable to the Lender and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

         SECTION 2.19 SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower under this Agreement and any other Project Document, the agreements and obligations of the Borrower set forth in Sections 2.13 2.14,
2.15 and 2.16 shall survive the payment of the Loans.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender to enter into this Agreement and each of the other Financing Documents to which it is a party and in order to induce the
Lender to make the Loans, the Borrower makes the following representations, warranties and agreements as of the date of this Agreement, which shall survive the execution and delivery of this Agreement and the making and repayment of the
Loans:

         SECTION 3.01 STATUS. The Borrower (a) is an exempted limited liability company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, (b) is duly qualified to do business under the laws of each jurisdiction in which the character of the properties owned by it or in which the transaction of its business as presently conducted or proposed to be conducted makes such qualification necessary, and (c) has full power and authority to own the property and assets owned by it and to transact the business in which it is engaged or proposes to be engaged and to do all things necessary or appropriate in respect of the Project and to consummate the transactions contemplated by the Project Documents in effect or required to be in effect as of each date this representation is made or deemed made.

         SECTION 3.02 POWER AND AUTHORITY. The Borrower has the full power and authority to execute and deliver, and to perform the terms and provisions of, each of the Project Documents to which it is party and has taken all proper and necessary action to authorize the execution, delivery and performance by it of each of such Project Documents as have been executed and delivered as of each date this representation and warranty is made. The Borrower, has, or, in the case of the Project Documents other than this Agreement, by the Loan I Closing
Date will have, duly executed and delivered each of the Project Documents to which it is a party, and each of such Project Documents constitutes or, in the case of each such other Project Document when

                                       10             CREDIT FACILITY AGREEMENT

executed and delivered will constitute, the legal, valid and binding obligations of the Borrower, enforceable in accordance with its respective terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

         SECTION 3.03 NO VIOLATION. Neither the execution and delivery by the
Borrower of the Project Documents to which it is a party, nor the Borrower's compliance with or performance of the terms and provisions thereof, or the use of the proceeds of the Loans as contemplated by this Agreement (a) will contravene or violate any provision of any Applicable Law to which the Borrower, any of its assets, the Project or any transaction contemplated by the Project
Documents are subject, (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except any Permitted Liens) upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject, (c) will violate any provision of any other Organization Document of the Borrower or (d) will require any consent or approval of any Governmental
Authority or any other Person which has not been obtained.

         SECTION 3.04 ORGANIZATION. All of the issued and outstanding shares of the Borrower are owned by Ormat Holding Corp. except as provided in the Share
Pledge and Sponsor Participation Retention Agreement.

         SECTION 3.05 SUBSIDIARIES. The Borrower has no Subsidiaries and owns no equity interest in any other Person.

         SECTION 3.06 SINGLE-PURPOSE BORROWER. The Borrower (a) has not incurred any liabilities other than in connection with its participation in the transactions contemplated by the Project Documents and (b) has not engaged in any business other than the Project. The Borrower is not a party to any material agreement, contract or commitment (other than the ENEL Agreements, the Fiduciary
Account Agreement, the Financing Documents, the Investment Agreement and any
Implementation Agreements).

         SECTION 3.07 FINANCIAL STATEMENTS; FINANCIAL CONDITION: UNDISCLOSED
         LIABILITIES; ETC.

         (a) No Material Adverse Effect. The financial statements of the
Borrower for the Fiscal Year ended December 31, 1999, heretofore furnished to the Lender, present fairly the financial condition of the Borrower at the date thereof and the results of the operations of the Borrower for the fiscal period referred to in such statements. Such financial statements have been prepared in accordance with GAAP. Since the date of such financial statements, no event, condition or circumstance (including, without limitation, Force Majeure) has existed or has occurred which is reasonably likely to have a Material Adverse
Effect.

         (b) No Likelihood of Material Adverse Effect. Except as fully reflected in the financial statements referred to in Section 3.07(a), there are no liabilities or obligations with respect to the

                                       11

Borrower (whether absolute, accrued, contingent or otherwise and whether or not due) for the period to which such financial statements relate which, either individually or in the aggregate, is reasonably likely to have a Material
Adverse Effect. The Borrower does not know of any reasonable basis for the assertion against the Borrower of any liability or obligation of any nature whatsoever for such relevant period that is not fully reflected in the financial statements referred to in Section 3.07(a) which, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

         SECTION 3.08 LITIGATION; LABOR DISPUTES.

         (a) No Proceedings. Except as disclosed in Schedule 3.08 hereto, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority pending or, to the best of the Borrower's knowledge, threatened against or affecting the
Borrower or any of its properties, revenues or assets or the Project or the Site
(including Environmental Claims) which has had or is reasonably likely to have a
Material Adverse Effect. The Borrower is not in default with respect to any order of any court, arbitrator, administrative agency or other Governmental
Authority. There is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other Governmental
Authority directing that any of the material transactions provided for in any of the Project Documents not be consummated as herein or therein provided. To the best of the Borrower's knowledge, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other
Governmental Authority pending or threatened against or affecting the Borrower or any of its properties, revenues or assets, and the Borrower does not have actual knowledge of any such action, suit, investigation or proceeding pending or threatened against or affecting any other party to any Project Document or any of their respective properties, revenues or assets, in each case described in this sentence which has had or is reasonably likely to have a Material
Adverse Effect.

         (b) No Labor Claims Pending. There are no strikes, slowdowns or work stoppages by the Borrower's employees ongoing, or, to the knowledge of the
Borrower, threatened which are reasonably likely to have a Material Adverse
Effect. There are no claims pending against the Borrower arising from the transfer of personnel pursuant to the terms of the ENEL Agreements.

         SECTION 3.09 TRUE AND COMPLETE DISCLOSURE. All factual information
(taken as a whole), which, for the avoidance of doubt (a) shall not include any information by way of projections, estimates or other expressions of view as to future circumstances, provided that such projections, estimates or other expressions of view are expressed in good faith and on the basis of reasonable assumptions and (b) shall be qualified by any disclaimers with respect to such factual information provided by the Borrower to the Lender heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the
Lender (including without limitation such factual information related to the
Project as is contained in the preliminary business plan dated February 27, 2000
(financial model) previously submitted to the Lender on February 27, 2000 with respect to the Project and as stated in the Lender's Offer Letter dated March
14, 2000 and in the Business Plan), and all other such factual information
(taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole)
not misleading in any material respect in light of the circumstances and the time under which or

                                       12              CREDIT FACILITY AGREEMENT

at which such information was provided. There are in existence no documents or agreements which have not been disclosed to the Lender which are material in the context of the Project Documents or which have the effect of varying any of the
Project Documents or their meaning.

         SECTION 3.10 TAX RETURNS AND PAYMENTS. Except as disclosed in Schedule
3.11, the Borrower has filed all tax returns required by Applicable Law to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established.
The Borrower has paid, or has provided adequate reserves for the payment of, all national, regional or local income taxes applicable for all prior Fiscal Years and for the current Fiscal Year to the date hereof, except as disclosed under
Schedule 3.11.

         SECTION 3.11 GOVERNMENTAL APPROVALS. All Governmental Approvals
necessary under Applicable Law in connection with (a) the due execution and delivery of, and performance by the Borrower of its obligations and the exercise of its rights under, the Project Documents in effect or required to be in effect as of each date this representation is made or deemed made, (b) the grant by the
Borrower of the Liens created pursuant to the Security Documents and the validity, enforceability and perfection thereof and the exercise by the Lender of its rights and remedies thereunder and (c) the construction and operation of the Project as contemplated by the Project Documents, to be obtained by the
Borrower and to be obtained by any other Person (to the best knowledge of the
Borrower) are set forth in Schedule 3.11 hereto. Except as disclosed in Part C of Schedule 3.11, each of the Governmental Approvals set forth in Part A and
Part C of Schedule 3.11 hereto and each other Governmental Approval obtained by the Borrower after the date hereof but on or prior to the date this representation is made, has been duly obtained or made, is validly issued, is in full force and effect, is not subject to appeal (it being understood that for purposes of this Section 3.11, a Governmental Approval shall not be considered to be subject to appeal if it is being contested or challenged solely by Persons other than the Governmental Authority which issued the Governmental Approval or any other Governmental Authority notwithstanding that such contest or challenge is ongoing) and is free from conditions or requirements compliance with which is reasonably likely to have a Material Adverse Effect or which the Borrower does not reasonably expect to be able to satisfy. There is no proceeding pending or, to the best knowledge of the Borrower, threatened which is reasonably likely to result in the rescission, termination, material modification, suspension or determination of invalidity or lack of effectiveness of any such Governmental
Approval. The information set forth in each application and other written material submitted by the Borrower to the applicable Governmental Authority in connection with each such Governmental Approval was accurate and complete in all material respects at that time (provided, that no representation is made regarding the accuracy and completeness of any projections, estimates or other expressions of view as to future circumstances, and provided further that any such information is further qualified by any disclaimers with respect thereto included therein). The Borrower has no reason to believe that any Governmental
Approval that has not been obtained by the Borrower, but which will be required in the future, will not be granted to it in due course, on or prior to the date when required and free from any condition or requirement compliance with which is reasonably likely to have a Material Adverse Effect or which the Borrower does not reasonably expect to be able to satisfy. The Project, if constructed and performed in accordance with the Business Plan, will conform to and comply in all material respects with all covenants, conditions, restrictions and reservations in the Governmental Approvals and the Project Documents applicable thereto and

                                       13              CREDIT FACILITY AGREEMENT

all Applicable Laws. The Borrower has no reason to believe that the Lender will not be entitled, without undue expense or delay, to the benefit of each
Governmental Approval set forth on Schedule 3.11 hereto upon the exercise of remedies under the Security Documents. The Lender has received a true and complete copy of each Governmental Approval heretofore obtained or received by the Borrower.

         SECTION 3.12 COMPLIANCE WITH STATUTES, ETC.

         (a) Compliance with Applicable Laws. Except as set forth in (b) below, and in Section 3.13, and in Part C of Schedule 3.11, the Borrower is in
compliance with all Applicable Laws in respect of the conduct of its business and the ownership of its property (including, without limitation, Applicable
Laws relating to environmental standards and controls and resettlements and
Applicable Laws relating to the maintenance of debt to equity ratios).

         (b) Environmental Compliance. The Borrower's business and the Project are being carried out in compliance with the Project Remediation Program.

         SECTION 3.13 ENVIRONMENTAL MATTERS. To the best of the Borrower's knowledge, neither the Site nor the Power Plant (nor any other property with respect to which the Borrower has retained or assumed liability either contractually or by operation of the law) has been affected by any Hazardous
Material, other than as described in the Project Remediation Program, in a manner which does or is reasonably likely to give rise to any material liability of the Borrower under any Environmental Law or which has had or is reasonably likely to have a Material Adverse Effect.

         SECTION 3.14 PATENTS, LICENSES, FRANCHISES AND FORMULAS. The Borrower
owns or has the right to use all intellectual property including all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect thereto, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present and proposed conduct of its business and the carrying out of the Project in the manner contemplated by the Project Documents, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, is reasonably likely to have a Material Adverse Effect.

         SECTION 3.15 SUBMISSION TO LAW AND JURISDICTION. The choice of governing law for each of the respective Project Documents in effect or required to be in effect as of the Loan I Closing Date will be recognized in the courts of Nicaragua, and those courts will recognize and give effect to any judgment in respect of such Project Document obtained by or against the Borrower in the courts the jurisdictions of which the Borrower has submitted to.

         SECTION 3.16 STATUS OF THE LOANS. The Loans constitute direct, unconditional, and general obligations of the Borrower and rank senior as to priority of payment to any or all Indebtedness of the Borrower except as permitted under Section 5.15(b). Except as permitted by Section 5.16 of this
Agreement, the Borrower has not secured or agreed to secure any such other
Indebtedness by any Lien upon any of its present or future revenues, assets or properties or upon any shares of stock of the Borrower.

                                       14              CREDIT FACILITY AGREEMENT

         SECTION 3.17 PROJECT DOCUMENTS; SUFFICIENCY OF PROJECT DOCUMENTS.

         (a) All Project Documents Received. The Lender has received a complete copy of each Project Document in effect or required to be in effect as of each date this representation is made or deemed made (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any).

         (b) All Rights Obtained. To the best of the Borrower's knowledge, the services to be performed, the materials to be supplied and the easements, licenses and other rights granted or to be granted to the Borrower pursuant to the terms of the Project Documents provide or will provide the Borrower with all rights and property interests required to enable the Borrower to obtain all services, materials or rights (including access) required for the rehabilitation, operation and maintenance of the Project, including the
Borrower's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations, under the Project Documents, other than those services, materials or rights that reasonably can be expected to be obtainable in the ordinary course of business without material additional expense or material delay.

         SECTION 3.18 FEES AND ENFORCEMENT. Other than amounts that have been paid in full or will have been paid in full by the Loan I Closing Date, no fees or taxes, including without limitation, stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity, or enforceability of this Agreement or any of the other Project Documents in effect or required to be in effect as of each date this representation is made or deemed made. This Agreement and each of such Project Documents are each in proper legal form under the laws of Nicaragua, and under the respective governing laws selected in such Project Documents, for the enforcement thereof in such jurisdiction without any further action on the part of the Lender.

         SECTION 3.19 AVAILABILITY AND TRANSFER OF FOREIGN CURRENCY. All
requisite foreign exchange control approvals and other authorizations, if any, by Nicaragua or any department or agency thereof have been validly obtained and will be kept current and in full force and effect to assure (a) the ability of the Borrower to receive any and all payments to the Borrower contemplated by the
Project Documents, (b) the availability of Dollars to enable the Borrower to perform all of its obligations hereunder and under the other Project Documents, as the case may be, in accordance with their respective terms, and (c) the ability of the Borrower to convert into Dollars all sums received in Cordoba amounts from ENEL, immediately upon receipt thereof, and to use the Dollars as necessary to perform all of its obligations under the Project Documents, in accordance with their respective terms. There are no restrictions or requirements which limit the availability or transfer of foreign exchange, or the conversion to foreign exchange, for the purpose of the performance by the
Borrower of its obligations under this Agreement or under any of the other
Project Documents.

         SECTION 3.20 BUSINESS PLAN.

         (a) Effectiveness. The Business Plan as in effect on the date hereof is attached hereto as Annex A. The Business Plan accurately specifies, to the best of the Borrower's knowledge, all costs and expenses incurred and anticipated to be incurred prior to the date on which a Phase I Completion Certificate and a
Phase II Completion Certificate will have been issued. In addition, to the best of the Borrower's knowledge, the amount of all costs and expenses required or

                                       15              CREDIT FACILITY AGREEMENT

expected to be paid or incurred prior to the latest date on which a Phase I
Completion Certificate or a Phase II Completion Certificate, as the case may be, will have been issued does not exceed the amount reflected in the Business Plan.

         (b) Assumptions. To the best of the Borrower's knowledge, all projections and budgets furnished to the Lender by or on behalf of the Borrower and the summaries of significant assumptions related thereto (i) have been prepared with due care, (ii) fairly present the Borrower's expectations as to the matters covered thereby as of their date, (iii) are based on reasonable assumptions as to all factual and legal matters material to the estimates therein as of their date (including interest rates and costs) and (iv) are in all material respects consistent with the provisions of the Project Documents.

         SECTION 3.21 TITLES; LIENS. The Borrower has good and valid title to all of its properties and assets, in each case, free and clear of all Liens other than Permitted Liens. No mortgage or financing statement or other instrument or recordation covering all or any part of the property or assets of the Borrower is on file in any recording office, except such as relate only to
Permitted Liens described in clauses (a) and (b) of Section 5.16 hereof.

         SECTION 3.22 TRANSACTIONS WITH AFFILIATES. The Borrower is not a party to any contracts or agreements with, or any other commitments to, any Affiliate, other than in the ordinary course of business on terms at least as favorable to the Borrower as available on an arm's-length basis from third parties.

         SECTION 3.23 NO ADDITIONAL FEES. Other than as expressly set forth in the Business Plan, the Borrower has not paid or become obligated to pay any fee or commission to any agent, broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Project
Documents.

         SECTION 3.24 REGULATION OF PARTIES. None of the Borrower, its
Affiliates or the Lender is or will be, solely as a result of the participation by such parties separately or as a group in the transactions contemplated hereby or by any other Project Document, or as a result of the ownership, use or operation of the Project, subject to regulation by any Governmental Authority of the United States as a "public utility", an "electric utility", an "electric utility holding company", a "public utility holding company", a "holding company", or an "electrical corporation" or a subsidiary or affiliate of any of the foregoing under any Applicable Law of the United States (including, without limitation, PUHCA) or by any Governmental Authority of Nicaragua as a "public utility" under any Applicable Law of Nicaragua. The Borrower is not a holding company organized under the laws of the United States or the District of
Columbia. Neither the Borrower nor its Affiliates owns any utility assets located within any state of the United States or the District of Columbia.

         ARTICLE 4. CONDITIONS PRECEDENT.

         SECTION 4.01 CONDITIONS OF FIRST DISBURSEMENT OF LOAN I. The first
Disbursement of Loan I hereunder shall be subject to the satisfaction in form and substance of the Lender of the following conditions on or prior to the Loan
I Closing Date:

         (a) Project Documents. (i) Each of the Project Documents shall have been entered into by the respective parties thereto, shall be unconditional and fully effective in accordance with

                                       16              CREDIT FACILITY AGREEMENT

their respective terms (except for this Agreement having become unconditional and fully effective, if that is a condition of effectiveness of any of such documents) and the Borrower shall deliver to the Lender a certificate signed by an authorized officer of the Borrower certifying the foregoing, which certification shall be incorporated into each Application for Funding; and (ii)
the Lender shall have received a copy of the Nicaragua Government Support Letter and of the ENEL Agreements (which shall be construed, for the purposes of this
Section 4.01(a), as not including the Nicaragua Government Support Letter), in its escritura publica form, accompanied by a certificate executed by a Financial
Officer of the Borrower certifying that the attached copies are true and correct copies of the original Nicaragua Government Support Letter and the ENEL
Agreements (as defined for purposes of this Section 4.01(a)).

         (b) Insurance; MIGA Guarantee. Each of the Insurance Contracts and the
MIGA Contracts shall be in full force and effect and in respect of the MIGA
Guarantee, in form and substance satisfactory to the Lender.

         (c) Opinions of Counsel. The Lender shall have received signed legal opinions, each in form and substance satisfactory to the Lender, of (i) Cayman
Islands counsel to the Borrower, (ii) United States counsel to the Sponsor,
(iii) Israeli counsel to Ormat Industries Ltd., (iv) US and Nicaraguan counsel to the Lender, and (v) counsel to such other Person as the Lender may reasonably require.

         (d) Organization Documents; Proceedings.

            (i) The Lender shall have received a certificate, signed by the
Secretary or Assistant Secretary of the Borrower, in form and substance satisfactory to the Lender, together with copies of Organization Documents of the Borrower and resolutions of the Borrower's board of directors approving the financing to be provided pursuant to the terms of this Agreement, certifying that the documents attached to such certificate are true, correct and complete copies of such documents.

            (ii) The Lender shall have received a certificate signed by the
Secretary or Assistant Secretary of the Sponsor in form and substance satisfactory to the Lender, together with copies of the Organization Documents of the Sponsor and resolutions of the Sponsor's board of directors approving the documents to which Sponsor is party with respect to the provision of financing pursuant to the provisions of this Agreement, certifying that the documents attached to such certificate are true, correct and complete copies of such
Organization Documents and resolutions.

            (iii) The Lender shall have received a letter from the Auditors confirming the acceptance of their appointment as the Auditors.

            (iv) The Lender shall have received a certificate from each of the
Borrower, the Sponsor, the Shareholder and the Sponsor Parent, in form and substance satisfactory to the Lender, signed by an authorized officer certifying the incumbency of the parties executing any Project Document or related document on behalf of the Borrower, the Sponsor, the Shareholder and the Sponsor Parent,
respectively.

         (e) Auditors. The Lender shall have received a copy of the authorization to the Auditors referred to in Section 5.02(b).

                                       17              CREDIT FACILITY AGREEMENT

         (f) Security Documents. The Borrower shall have delivered to the Lender fully executed Security Documents, in full force and effect, with all registration fees in connection therewith paid in full, and with executed instruments of transfer delivered by the Borrower if required.

         (g) Consent Letters. The Lender shall have received a letter, in form and substance satisfactory to the Lender, from CT Corporation System, presently located 111 Eighth Avenue, New York, New York 10011, indicating the consent of
CT Corporation System to its appointment by the Borrower, the Sponsor, the
Shareholder and the Sponsor Parent as their agent to receive service of process.

         (h) Certificates. The Lender shall have received copies of each executed Project Document, together with a certificate of a Financial Officer of the Borrower certifying that the Borrower is not in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained therein and, to the best of the Borrower's knowledge, no other party to any such Project Document is in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained therein and the Lender shall have received evidence or copies of all Governmental Approvals set forth in Schedule 3.11 hereof (other than those set forth in Parts B and C thereof), certified by a Financial Officer of the Borrower as being in full force and effect and not subject to appeal, except as disclosed in Schedule 3.11 hereof. For purposes of this Section
4.01(h), a Governmental Approval shall not be considered to be subject to appeal if it is being contested or challenged solely by Persons other than the
Governmental Authority who issued the Governmental Approval or any other
Governmental Authority notwithstanding that such contest or challenge is ongoing.

         (i) Business Plan. The Lender shall have received the Business Plan, which shall be in form and substance satisfactory to the Lender.

         (j) Financial Statements. The Lender shall have received copies of the most recent audited financial statements of the Borrower (except that for the
Fiscal Year ending December 31, 1999 financial statements may be submitted unaudited) and audited financial statements of the Sponsor, and the Lender shall have received copies of the most recent unaudited financial statements (if audited financial statements are not otherwise available) of the Borrower and the Sponsor showing, for each such Person, no material adverse change in the financial condition of such Person since the date of the last financial statements provided to the Lender prior to the date of this Agreement, and certificates dated the Loan I Closing Date signed by a Financial Officer of each such Person stating that (i) such financial statements are true, complete and correct and (ii) no material adverse change as to such Person has occurred since the date of such financial statements.

         (k) Evidence of Authority. The Lender shall have received evidence of the authority of the Borrower to enter into this Agreement and the names, specimen signatures and evidences of authority of the Persons signing this
Agreement, and the other documents required by this Agreement as of the date of execution hereof or who will otherwise act as representatives of the Borrower in the operation of the Credit.

                                       18              CREDIT FACILITY AGREEMENT

         (l) Accounts. The Borrower shall have established: (i) the Debt Service
Reserve Account with the Lender's New York Branch, fully funded in accordance with Section 5.33; and (ii) the bank account with the Lender's New York Branch in accordance with Section 5.28(a).

         (m) Other Instruments, Conditions, Due Diligence, Etc. The delivery of every other instrument and agreement, and the satisfaction of any other condition as the Lender may reasonably request, including due diligence reports satisfactory to the Lender.

         (n) Fees, Costs, Etc. The Fees, and all other fees, costs and expenses
(including any and all Attorney Costs of Lender's outside counsel) due and payable on or before the Loan I Closing Date shall have been paid.

         (o) MIGA Premium. The Borrower will execute and deliver to the Lender an irrevocable instruction to the Lender's New York Branch to debit the
Borrower's Account established pursuant to Section 5.28(a) for payment of the
MIGA premium upon the direction of the Lender and the Lender shall deliver to the Borrower the relevant renewal notice.

         SECTION 4.02 CONDITIONS OF EACH DISBURSEMENT. Each Disbursement
hereunder shall be subject to the satisfaction in form and substance of the
Lender of the following conditions:

         (a) No Default; Representations and Warranties. Immediately before and after giving effect to such Disbursement:

            (i) no Event of Default shall have occurred and be continuing;

            (ii) all representations and warranties made by the Borrower and contained herein (other than the representations made pursuant to Section
3.07(b)) or in the other Project Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Disbursement, except where expressed to be made only as of an earlier date;

            (iii) the following representations and warranties shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such
Disbursement: (A) except as fully reflected in each financial statement delivered prior to such Disbursement pursuant to Sections 5.01(a) and 5.01(b), there shall have been, as of the date of such financial statement, no liabilities or obligations with respect to the Borrower of any nature whatsoever
(whether absolute, accrued, contingent or otherwise and whether or not due)
which, either individually or in the aggregate, is reasonably likely to have a
Material Adverse Effect, and (B) the Borrower does not know of any reasonable basis for the assertion against the Borrower of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Sections 5.01(a) and 5.01(b) which, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

         (b) Security. The Security, in form and substance satisfactory to the
Lender, shall have been duly created, perfected and, where appropriate, registered as required hereunder, to create a first priority security interest and charge over the Collateral in existence at the date of such Disbursement.
Without limitation to the preceding sentence, the Borrower shall have duly authorized, executed and delivered or, as the case may be, provided:

                                       19              CREDIT FACILITY AGREEMENT

            (i) acknowledgment copies of proper financing statements or other instruments duly filed under the Applicable Law of each jurisdiction as may be necessary or, in the reasonable opinion of the Lender, desirable to perfect the charges and security interests purported to be created by the Security
Documents;

            (ii) upon the reasonable request of the Lender, certified copies of requests for information or copies, or equivalent reports, listing the financing statements and instruments referred to in clause (i) above and all other effective financing statements that name the Borrower as debtor and that are filed in the jurisdictions referred to in said clause (i), together with copies of such other financing statements and instruments (none of which shall cover the Collateral except to the extent of Permitted Liens);

            (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Documents as may be necessary or, in the reasonable opinion of the Lender, desirable to perfect the security interests purported to be created by the Security Documents; and

            (iv) evidence that all other actions necessary or, in the reasonable opinion of the Lender, desirable to perfect and protect the security interests purported to be created by the Security Documents have been taken.

         (c) Consents and Approvals. There shall have been obtained, or there shall have been made arrangements satisfactory to the Lender for obtaining, in addition to the Project Documents, all other governmental, corporate, creditors', shareholders' and other necessary licenses, approvals or consents for: (i) the financing by the Lender under this Agreement; (ii) the carrying on of the business of the Borrower as it is presently carried on and is contemplated to be carried on; (iii) the carrying out of Phase I of the Project with respect to Loan I and Phase II with respect to Loan II; (iv) the due execution and delivery of, and performance under, each Project Document which has been entered into at the time of such Disbursement, the Security, and any documents in implementation of any thereof; and (v) the remittance to the Lender of all monies payable pursuant to each Project Document which has been entered into at the time of such Disbursement, and any documents in implementation of any thereof. In addition, a true and complete copy of each material license, approval or consent described in this Section 4.02(c) shall have been delivered by the Borrower to the Lender.

         (d) No Project Document Default. Each of the Project Documents which has been entered into or which is required to have been entered into at the time of such Disbursement shall be in full force and effect and no material breach or default shall have occurred under any such Project Document. No event of Force
Majeure shall have occurred which has had, or in the reasonable judgment of the
Lender is reasonably likely to have, a Material Adverse Effect.

         (e) ENEL Agreements. The Lender shall have received from the Borrower a certification, in form and substance satisfactory to the Lender, signed by an authorized representative of the Borrower and expressed to be effective as of the date of the relevant Disbursement, stating that the Borrower is in compliance in all material respects with all provisions of the ENEL Agreements.

                                       20

         (f) No Material Adverse Effect. Since the Loan I Closing Date, no event or events shall have occurred which has had or is reasonably likely to have a
Material Adverse Effect.

         (g) Insurance; Shareholder's MIGA Guarantee. The Borrower shall have certified to the Lender that each of the Insurance Contracts required pursuant to Section 5.03 and the Shareholder's MIGA Guarantee, continue to be in full force and effect on the date of such Disbursement and that the Insurance
Contracts are in compliance and in full accord with the recommendations of the
Lender's Insurance Consultant.

         (h) Fees and Expenses. The Borrower shall have paid all fees, expenses and other charges then payable by it under this Agreement.

         (i) Debt Service Reserve Account. The Debt Service Reserve Account
shall have been funded in accordance with Section 5.33.

         (j) Disbursements for Additional Amount. In respect of each
Disbursement made in respect of Additional Amounts, the Senior Loan Debt to
Borrower's Equity ratio shall not exceed 3:1 after giving effect to the requested Disbursement.

         (k) Sponsor Advances. The Sponsor shall have made advances to the
Borrower either as additional equity or subordinated long term loans on the same terms and conditions as set forth in Section 2.02 of the Sponsor Project Funding
Agreement in an amount which when added to the Borrower's Equity shall be equal to, as the case may be, (i) forty-two and eight hundred fifty-seven thousandths percent (42.857%) of the sum of the requested Disbursement to be made under Loan
I plus any Interest to be capitalized pursuant to Section 2.03 plus all amounts previously disbursed under Loan I, or (ii) thirty-three and three hundred thirty-three thousandths percent (33.333%) of the sum of the requested
Disbursement to be made under Loan II (including any Disbursement to be made in respect of an Additional Amount) plus any Interest to be capitalized pursuant to
Section 2.03 plus all amounts previously disbursed.

         (l) Phase II - Approval of Lender's Engineer. With respect to
Disbursements to be made under Loan II, the Lender shall have received the approval of the Lender's Engineer as required under Section 2.02(b).

         SECTION 4.03 NO WAIVERS. No course of dealing or waiver by the Lender in connection with any condition of Disbursement under this Agreement shall impair any right, power or remedy of the Lender with respect to any other condition of Disbursement, or be construed to be a waiver thereof; nor shall the action of the Lender in respect of any Disbursement affect or impair any right, power or remedy of the Lender in respect of any other Disbursement.

         SECTION 4.04 CONDITIONS FOR FIRST DISBURSEMENT OF LOAN II. The Lender
shall have received at the Borrower's expense each of the following on or prior to the Loan II Closing Date: (a) a Technical Report from a recognized and independent engineer or consulting firm acceptable to the Lender confirming costs, technical and commercial feasibility of the Business Plan; (b) an opinion of Nicaraguan legal counsel acceptable to the Lender confirming the legal opinion provided pursuant to Section 4.01(c) and such other opinions related to any changes in Applicable Law that have occurred since the date thereof, in form and substance satisfactory to the Lender; (c) payment to the Lender of (i) the
Loan II Commitment Fee and (ii) the final installment of the Front-End Fee; and
(d) in the event that the amendment to the PPA referred to

                                       21              CREDIT FACILITY AGREEMENT

in Section 5.43 is not in full force and effect, an executed amendment to the
PPA incorporating substantially the provisions set forth in Schedule 4.04 shall be in full force and effect and executed in the form of an escritura publica prepared by a Nicaraguan notary public.

ARTICLE 5. COVENANTS

         The Borrower covenants and agrees that:

         SECTION 5.01 INFORMATION COVENANTS. The Borrower shall furnish to the
Lender:

         (a) Quarterly Financial Statements of Borrower. As soon as available but, in any event, within 90 days after the close of each of the first three quarterly accounting periods in each Fiscal Year,

            (i) complete unaudited financial statements of the Borrower as at the end of such quarterly period with statements of operations and statement of cash flows for such quarterly period and for the elapsed portion of the Fiscal
Year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior Fiscal Year, subject to normal year-end audit adjustments;

            (ii) a report on any event or condition which has had or which is reasonably likely to have a Material Adverse Effect; and

            (iii) a statement, in form and detail reasonably satisfactory to the
Lender, of all financial transactions in such Quarter between the Borrower and any Affiliate of the Borrower, including a certification on behalf of the
Borrower by a Financial Officer of the Borrower that such transactions were in the ordinary course of business on terms at least as favorable to the Borrower as available on an arm's-length basis from third parties.

         (b) Annual Financial Statements of Borrower. As soon as available but, in any event, within 120 days after the close of each Fiscal Year, (i) the financial statements of the Borrower as at the end of such Fiscal Year with statements of operations and statement of cash flows for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year ending after December 30, 1999 and (except in the case of financial statements of the
Borrower for the Fiscal Year ended December 31, 1999) certified by the Auditors
(all such statements being in agreement with the Borrower's books of account and prepared in accordance with GAAP), and (ii) for all fiscal years after December
31, 1999 a report of the Auditors stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, the Auditors obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of the Auditors such a Default or Event of
Default has occurred and is continuing, a statement as to the nature thereof .

         (c) Management Letters. Promptly after the Borrower's receipt thereof, a copy of any "management letter" or other similar communication received by the
Borrower, from the Auditors, as the case may be, in relation to the Borrower's financial, accounting and other systems, management and accounts.

                                       22              CREDIT FACILITY AGREEMENT

         (d) Officer's Certificates. Except as required for purposes of the first Disbursement under Loan I, at the time of the delivery of the financial statements provided for in Sections 5.01(a) and 5.01(b), a certificate of a
Financial Officer of the Borrower to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and what action the Borrower is taking or proposes to take in response thereto.

         (e) Notice of Default, Litigation, etc.

            (i) Immediately upon the Borrower obtaining actual knowledge thereof, notice, by facsimile, of the occurrence of any Default or Event of
Default or any breach or default under any of the other Project Documents by the
Borrower or any other party thereto, specifying the nature thereof and the action which the Borrower is taking and proposes to take with respect to the same; and

            (ii) promptly, and in any event within twenty (20) Business Days after Borrower obtains actual knowledge thereof, notice of:

                  (A) any litigation or governmental proceeding, pending (1)
         against the Borrower, Sponsor or ENEL (x) involving a claim in excess of $100,000 with respect to the Borrower and $5,000,000 with respect to the Sponsor or ENEL (or the equivalent thereof in other currency) or
         (y) which is reasonably likely to have a Material Adverse Effect or (2)
         with respect to any Project Document;

                  (B) any proposal by any Governmental Authority to acquire
         compulsorily the Borrower, Sponsor, the Shareholder or ENEL, any
         Collateral or a substantial part of the business or assets of any of them;

                  (C) any substantial dispute between or among the Borrower, the
         Sponsor, the Shareholder or ENEL and any Governmental Authority or any
         other of the Borrower, Sponsor, the Shareholder or ENEL;

                  (D) any change in the authorized officers or directors
         referred to in Section 4.01(d) above, giving certified specimen signatures of any new officer or director so appointed and, if requested by the Lender, satisfactory evidence of the authority of such new officer or director;

                  (E) any actual or proposed termination, rescission, discharge
         (otherwise than by performance), amendment or waiver or indulgence under, any material provision of any Project Document (other than by the Lender);

                  (F) any material notice or correspondence received or
         initiated by the Borrower relating to a Governmental Approval or other license or authorization necessary for the performance by it of its obligations under the Project Documents;

                  (G) any Lien (including a Permitted Lien) becoming enforceable over any of the Borrower's assets;

                                       23              CREDIT FACILITY AGREEMENT

                  (H) any proposed material change in the nature or scope of the
         Project or the business or operations of the Borrower, the Sponsor or
         ENEL and any one or more events, conditions or circumstances (including without limitation Force Majeure as defined in the ENEL Agreements)
         that exist or have occurred which are reasonably likely to have a
         Material Adverse Effect; or

                  (I) the occurrence of any event or act which could reasonably qualify as the basis for a claim under either of the MIGA Contracts.

         (f) Implementation Reports. Within 21 days of the end of each month, beginning with the end of the month hereof, a report executed by the Borrower's chief engineer and attached to each Application for Funding in a form satisfactory to the Lender, on the implementation and progress of the Project, including (i) any factors materially and adversely affecting or which are reasonably likely to materially and adversely affect the carrying out of Phase
II of the Project and (ii) copies of any reports received by the Borrower from any outside technical consultant identifying any matter that is of material adverse significance to the rehabilitation or operation of the Power Plant. Upon reasonable request of the Lender, the Borrower shall provide to the Lender copies of all reports submitted by the Borrower to ENEL or CNDC under the ENEL
Agreements.

         (g) Fiduciary Account Reports. The Borrower shall provide to the Lender any and all copies of monthly reports issued by Banco de Credito Centroamericano
("Banco") in accordance with Section 2.2 of the Fiduciary Account Agreement.
Such reports shall be provided no later than the tenth day of each calendar month. The Borrower shall attach to each copy of such reports a copy of the notice specified under Section 2.1(c) of such Fiduciary Account Agreement indicating the amount to be required to be deposited in the account for the applicable month(s).

         (h) Other Information. Any other information or reports related to the
Borrower, Sponsor, the Shareholder, ENEL or the Project as the Lender may
reasonably request.

         SECTION 5.02 BOOKS, RECORDS AND INSPECTIONS; ACCOUNTING AND AUDIT
MATTERS.

         (a) Maintenance of Books and Records; Inspections. The Borrower will keep proper books of record and account adequate to reflect truly and fairly the financial condition and results of operations of the Borrower (including the progress of the Project) in which full, true and correct entries in conformity with GAAP shall be made. The Borrower will permit officers and designated representatives of the Lender to visit and inspect, under guidance of officers of the Borrower, any of the properties of the Borrower, and to examine and make copies of the books of record and account of the Borrower and discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as the Lender may request.

         (b) Consultation with Auditors. The Borrower shall (i) authorize the
Auditors to communicate directly with the representatives of the Lender at reasonable intervals, but if a Default or Event of Default has occurred or is continuing, then at any time, regarding the Borrower's accounts and operations and (ii) furnish to the Lender a copy of such authorization, provided, however, that the Lender will (i) provide the Borrower with copies of any correspondence between such representatives and the Auditors; and (ii) provide the Borrower

                                       24              CREDIT FACILITY AGREEMENT

with reasonable notice of any meeting between such representatives and the
Auditors, with a description of the matters to be discussed at such meeting, and allow the Borrower to attend any such meeting.

         SECTION 5.03 MAINTENANCE OF PROPERTY; INSURANCE.

         (a) Obligation to Maintain Property and Insurances. The Borrower will
(i) keep all property in its business in good working order and condition; (ii)
keep its present and future properties and business insured (with business interruption coverage in an amount sufficient to cover fixed operating costs plus Debt Service as set forth in the approved Business Plan for a 24-month period commencing on the date of loss with financially sound and reputable insurers satisfactory to the Lender against loss or damage in such manner and to the same extent as specified in Schedule 5.03 until the expiration of such policies and continuously immediately thereafter, in each case pursuant to policies naming the Lender except as otherwise provided in Schedule 5.03 as sole loss payee thereunder, permitting the Lender to make claims thereunder and containing cut-through endorsements to reinsurers and provisions requiring that the Lender shall receive notices of extensions or renewals of insurance policies and notice of any non-payment of premiums and that such policy may only be canceled for non-payment of premiums, if cancelable, upon sixty (60) days prior notice to the Lender. Under no circumstances shall the Lender become liable for the payment of any premiums or any other amounts due or payable under the
Insurance Contracts. On or prior to the dates required pursuant to this Section
5.03, the Borrower will submit to the Lender certificates of insurance relating to the insurances specified in Schedule 5.03 (together with copies of such insurance policies if then available) from the Borrower's insurers and insurance brokers (including confirmation of premium payments then due), which certificates shall indicate the properties insured, amounts and risks covered, names of the beneficiaries, expiration dates, names of the insurers and special features of the insurance policies. The Borrower shall provide the Lender with copies of insurance policies relating to the insurances specified in Schedule
5.03 hereto on or prior to the date such policies are required to be delivered to the Lender such policies to be in form and substance, and issued by companies, satisfactory to the Lender.

         (b) Compliance with MIGA Contracts. The Borrower shall comply with or perform and shall procure compliance with or performance of all obligations specified under the MIGA Contracts as required to be complied with or performed by the Project Enterprise (as defined in the MIGA Contracts) or by the Guarantee
Holder (as defined in the Shareholder's MIGA Guarantee) and shall not take any action or fail to take any action which would permit MIGA to terminate any of the MIGA Contracts.

         (c) Effectiveness of Assignments. In the event that any insurance whatsoever is purchased, taken or otherwise obtained by the Borrower with respect to the Project, excluding insurance policies under Section 4.2.1 of the
PPA, otherwise than as required hereunder or if not properly endorsed to the
Lender as the sole loss payee or otherwise made upon the terms required in this
Section 5.03, without limitation to any provision of the Security Documents, such insurance shall be considered assigned hereunder to the Lender with the right of the Lender to exercise its rights and remedies under any of the
Financing Documents or under any Applicable Law.

                                       25

         (d) Reinstatement and Renewal of Insurances. Promptly after the issuance, renewal, expiration or termination of any of the Insurance Contracts other than the MIGA Guarantee required to be maintained under this Section 5.03, or upon the reasonable request of the Lender, the Borrower shall cause issuance of a certificate stating that each of such Insurance Contracts is in full force and effect.

         SECTION 5.04 MAINTENANCE OF EXISTENCE; PRIVILEGES; ETC. The Borrower
shall at all times (a) preserve and maintain in full force and effect (i) its existence as an exempted limited liability company and in good standing under the laws of the Cayman Islands, (ii) its qualification to do business in each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary and (iii) all of its powers, rights, privileges and franchises necessary for the construction, ownership, maintenance and operation of the Project and the maintenance of its existence,
(b) obtain in a timely manner and maintain in full force and effect (or where appropriate, renew) all Governmental Approvals (including, without limitation, those under Environmental Laws) and all other licenses, registrations, waivers, consents and approvals required at any time or advisable in connection with the construction, maintenance, ownership or good and orderly operation of the
Project and all licenses, consents and approvals necessary for the conversion to
Dollars of all Cordoba amounts payable under the PPA, the Nicaragua Government
Support Letter for the remission to the United States in Dollars of any amounts paid or payable to the Lender in connection with any Financing Document or the transactions contemplated thereby, and (c) preserve and maintain good and marketable title to its properties and assets (it being understood that the
Borrower's rights with respect to the Site are solely as set forth in the
Agreement of Association in Participation) subject to no Liens other than
Permitted Liens.

         SECTION 5.05 COMPLIANCE WITH STATUTES. The Borrower will comply with all Applicable Laws in respect of the conduct of its business and the ownership, operation and use of its property.

         SECTION 5.06 PROJECT IMPLEMENTATION. The Borrower shall (i) carry out the Project and conduct its business with due diligence and efficiency and in accordance with sound engineering, financial, and business practices; (ii)
obtain, or cause to be obtained, approval by the competent authority of the
Republic of Nicaragua of the Project Remediation Plan; and (iii) use the
proceeds of all Disbursements only for the purposes set forth in Section 2.02(a)
and strictly in accordance with the Business Plan.

         SECTION 5.07 AUDITORS. In the event that PricewaterhouseCoopers,
Nicaragua should cease to be the Auditors of the Borrower for any reason, the
Borrower shall appoint and maintain as the Auditors another firm of independent public accountants approved by the Lender.

         SECTION 5.08 TAXES, DUTIES, ETC. The Borrower will pay and discharge all taxes, duties, fees, assessments and other governmental charges (including, without limitation, any documentary, stamp, registration, transaction or similar tax or fee) imposed on it, on its income or profits, on any of its property, or in connection with the execution, issue, delivery, registration, notarization, assignment or transfer of any interest in or for the legality, validity or enforceability of any Project Document (including, without limitation, any such tax or fee imposed in connection with any assignment or transfer by any Lender of the Loans or any of its

                                       26              CREDIT FACILITY AGREEMENT

interests therein or herein) prior to the date on which penalties attach thereto, and all claims, levies or liabilities (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or, if unpaid, might become a Lien upon the property of Borrower (or any part thereof). The Borrower shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, governmental charge or claim by proper proceedings timely instituted, and may permit the taxes, assessments, governmental charges or claims so contested to remain unpaid during the period of such contest if: (a)
the Borrower diligently prosecutes such contest; (b) during the period of such contest the enforcement of any contested item is effectively stayed; (c) the
Borrower sets aside on its books adequate reserves with respect to the contested items; and, (d) such contest does not, in the reasonable discretion of the
Lender, involve a material risk of the sale, forfeiture or loss of any of the
Collateral. The Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, duty, fee, assessment, other governmental charge or claim and cause the same to be satisfied of record.

         SECTION 5.09 PERFORMANCE OF OBLIGATIONS. The Borrower will perform all of its material obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound and will perform (a) all of its obligations under the terms of the Financing Documents, the PPA and the Agreement of Association in Participation and (b) such of its obligations under the terms of the Implementation Agreements, the non-performance of which is reasonably likely to have a Material Adverse Effect.
The Borrower will obtain and maintain in full force and effect at all times the registration of this CFA with the appropriate Governmental Authorities.

         SECTION 5.10 AVAILABILITY AND TRANSFER OF FOREIGN EXCHANGE. All
requisite foreign exchange control approvals, licenses, consents and authorizations, if any, by Nicaragua or any department or agency thereof will be kept current and in full force and effect to assure (a) the ability of the
Borrower to make any and all payments to the Borrower contemplated by the
Project Documents and (b) and availability of Dollars to enable the Borrower to perform all of its obligations hereunder and under all other Project Documents in accordance with their respective terms.

         SECTION 5.11 NAME CHANGES; ETC. The Borrower shall not change its name without the prior written consent of the Lender which shall not be unreasonably withheld. The Borrower shall not adopt or change any trade name or its business name without the prior written consent of the Lender which shall not be unreasonably withheld. The Borrower shall execute and deliver to the Lender any additional documents necessary or advisable to reflect any permitted adoption of or change in its name, trade name or fictitious name.

         SECTION 5.12 CONSOLIDATION, MERGER, SALE OF ASSETS. Without the prior written consent of the Lender, the Borrower will not: (a) wind up, liquidate or abandon its affairs or enter into any transaction of merger or consolidation;
(b) convey, sell, lease or otherwise transfer (or agree to do any of the foregoing at any future date) all or any part of its property or assets, except in the ordinary course of business and except sales of equipment which is uneconomic or obsolete or sales of assets that are no longer used by or useful to the Project and which are promptly replaced (if applicable) by substitutes of substantially equivalent utility to the replaced assets; or, (c) purchase or otherwise acquire (in one or a series of related transactions) any part of

                                       27              CREDIT FACILITY AGREEMENT

the property or assets of any Person (other than purchases or other acquisitions of inventory or materials or capital expenditures, each in the ordinary course of business).

         SECTION 5.13 DISTRIBUTIONS; RESTRICTED PAYMENTS.

         (a) Distributions. Without the prior written consent of the Lender, the
Borrower will not return any capital or pay any profits to holders of any Share
Capital or authorize or make or incur or assume any obligation to make any other distribution, payment or delivery of property or cash to the Shareholder or the
Sponsor as such or by way of payment on account of Subordinated Indebtedness, or otherwise acquire, directly or indirectly, for consideration any ownership interest in the Borrower now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, except if there is no Default and if at the time of declaration and after payment of such dividend, the Borrower meets the requirements of Section 5.34(b).

         (b) Restricted Payments. Without the prior written consent of the
Lender, the Borrower will not (i) make any payment or delivery of property or cash to any Person on account of any subordinated debt service or (ii) redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any third party subordinated indebtedness, or (iii) set aside any funds for any of the foregoing purposes, except in accordance with the Sponsor
Project Funding Agreement.

         SECTION 5.14 LEASES. Without the Lender's prior written consent, the
Borrower will not enter into any agreement or arrangements to lease any property or equipment of any kind as lessee, except with respect to which the aggregate lease payments do not exceed the equivalent of US$1,000,000 in any Fiscal Year or $3,000,000 in the aggregate with respect to property other than Capital
Expenditures.

         SECTION 5.15 INDEBTEDNESS. Without the prior written consent of the
Lender, the Borrower will not contract, create, incur, assume or suffer to exist any Indebtedness, except for the following types of Indebtedness ("Permitted
Indebtedness"):

         (a) The Loans. Indebtedness of the Borrower incurred under the
Financing Documents;

         (b) Working Capital. Indebtedness for working capital in the normal course of business and pari passu with the Loans, which would not exceed at any one time outstanding the equivalent of an amount equal to the sum of all revenues received by the Borrower for the three month period prior to the date such Indebtedness is incurred.

         SECTION 5.16 LIENS. Without the prior written consent of the Lender, the Borrower will not, and will not agree to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real, personal or mixed, tangible or intangible) of the Borrower, whether now owned or hereafter acquired, provided that the provisions of this Section 5.16 shall not prevent the creation, incurrence, assumption or existence of the following Liens (each, a "Permitted Lien"):

         (a) Liens. Liens for current taxes, assessments and other governmental charges, the payment of which is not at the time required;

         (b) Liens Hereunder. Liens created pursuant to the Security Documents;
and

                                       28              CREDIT FACILITY AGREEMENT

         (c) Statutory Liens. Mechanics', materialmen's, carrier's and similar
Liens securing obligations incurred in the ordinary course of business which (i)
are not past due or which are the subject of a Good Faith Contest by the
Borrower (unless during the pendency of such contest or as a result thereof the
Liens of the Security Documents could reasonably be expected to be materially endangered or any material portion of the Site, or the Project could reasonably be expected to become subject to loss or forfeiture) and (ii) which do not in the aggregate materially detract from the value of the Site or the Project or other assets of the Borrower or materially impair the use thereof; provided that upon the commencement of any proceeding to foreclose or enforce any such
Permitted Lien, the Lender may take such action as it reasonably deems necessary to protect the Lender's interests in the Site or the Project including, without limitation, payment of amounts reasonably necessary to release any such Lien, and in such event the Borrower shall reimburse the Lender upon demand for the cost thereof together with interest thereon at a rate per annum equal to the
LIBOR Overnight Rate plus 4.50%.

         SECTION 5.17 GUARANTEES. Without the prior written consent of the
Lender, the Borrower will not enter into any Contingent Obligations.

         SECTION 5.18 SUBSIDIARIES; ADVANCES, INVESTMENTS AND LOANS. Without the
prior written consent of the Lender, the Borrower will not form or have any
Subsidiaries, lend money or credit or make deposits (other than deposits with the Lender or as provided in Section 5.28 of this Agreement or in relation to the payment for goods and equipment in the ordinary course of business) with or advances (except as specifically required by any Implementation Agreement) to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the Borrower may instruct the Lender to make Permitted Investments for the account of the Borrower up to amounts available in its current accounts with the Lender's New York Branch; provided, that such Permitted Investments shall mature no later than the Business Day prior to the day on which the
Borrower needs the proceeds thereof for payment of Debt Service or for any other permitted use under this Agreement.

         SECTION 5.19 TRANSACTIONS. The Borrower will not enter into any transaction or series of related transactions with any Person other than in the ordinary course of business on terms at least as favorable to the Borrower as available on an arm's-length basis from third parties and as permitted under the
PPA. The Borrower shall remain at all times the "supplier" and the "operator"
for purposes of the ENEL Agreements and will not, except in accordance with
Sections 4.1.10 and 4.1.11 of the PPA, assign, hire, contract with or otherwise transfer to any Person the rights, duties and responsibilities under the ENEL
Agreements.

         SECTION 5.20 OTHER TRANSACTIONS. Without prior written consent of the
Lender, the Borrower will not enter into any partnership, profit-sharing, or royalty agreement or other similar arrangement whereby the Borrower's income or profits are, or might be, shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person, except as permitted under the PPA.

         SECTION 5.21 MODIFICATIONS OF ORGANIZATION DOCUMENTS; ADDITIONAL
AGREEMENTS; ASSIGNMENTS AND MODIFICATIONS OF AGREEMENTS; ETC.

                                       29

         (a) No Modifications. The Borrower will not, without the prior written consent of the Lender, (i) amend or modify the Organization Documents of the
Borrower, (ii) its filings with the Nicaraguan Foreign Investment Committee in existence as of the date hereof or (iii) change its Fiscal Year.

         (b) No Amendment or Transfer of Project Documents. Without the prior written consent of the Lender which shall not be unreasonably withheld or delayed, the Borrower shall not, directly or indirectly, terminate, cancel or suspend, or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of amend or modify the terms of the rights or obligations of any party to, any of the Project
Documents. The Borrower shall not, directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any of the Project Documents without the prior, written consent of the Lender which shall not be unreasonably withheld or delayed.

         (c) No Assignments of Project Document Rights. Other than the assignment of the Project Documents to the Lender, the Borrower will not assign
(except with respect to Permitted Liens) any of its rights or obligations under any Project Document without the prior written consent of the Lender.

         (d) No PPA Termination Without Lender Consent. The Borrower will not take any action under Section 12.3 of the PPA to require Termination (in terms of the PPA) without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed.

         (e) No Force Majeure Claims Without Lender Consultation. The Borrower
shall not claim for itself Force Majeure as provided in Clause XI of the PPA without prior consultation with the Lender.

         SECTION 5.22 NO OTHER BUSINESS. Without the prior written consent of the Lender, the Borrower will not carry on any business other than in connection with the completion and operation of the Project and will take no action whether by acquisition or otherwise which would constitute or result in any material alteration to the nature of that business or the nature or scope of the Project.

         SECTION 5.23 ABANDONMENT. The Borrower will not abandon or agree to abandon the Project or place it or agree to place it on a "care and maintenance"
basis provided, however, that (a) nothing in this Section 5.23 shall prevent the
Borrower from making shut-downs necessary for repairs and maintenance at the
Power Plant in accordance with the ENEL Agreements or from placing the Power
Plant or any part thereof on a "maintenance" basis during any Force Majeure (not within the control of the Borrower, which Force Majeure prevents the Borrower from rehabilitating, maintaining or operating same); and (b) nothing in this
Section 5.23 shall be deemed to waive or limit in any way the right of the
Lender to declare an Event of Default as provided in Article 6 hereof.

         SECTION 5.24 IMPROPER USE. The Borrower will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Site or the Project for any purpose:

                                       30

         (a) Danger. Which may be dangerous, unless safeguarded as required by
Applicable Law (provided, however, that this clause (a) shall not be deemed to prohibit the Borrower from carrying out the Project in accordance with the terms of the PPA and the Drilling Contracts in a reasonable and prudent manner);

         (b) Violation of Applicable Law. Which violates any Applicable Law in any material respect;

         (c) Nuisance. Which may constitute a public or private nuisance resulting in a Material Adverse Effect;

         (d) Effect on Insurance Coverage. Which may make void, voidable, or cancelable or increase the premium of, any insurance (including, but not limited to, the MIGA Contracts) then in force with respect to the Site or the Project or any part thereof unless, in the case of an increase in premium, the Borrower gives proof of payment of such increase; or

         (e) Other Purposes. Otherwise than for the intended purpose thereof in the rehabilitation, maintenance and operation of the Power Plant.

         SECTION 5.25 BUSINESS PLAN EXPENDITURES. From and after the Effective
Date the Borrower may accelerate expenditures in any Fiscal Year in excess of the projected annual costs set forth in the Business Plan provided such expenditures are conducive to the earlier completion of the Project; the
Borrower shall not delay any such expenditures without the concurrence of the
Lender's Engineer.

         SECTION 5.26 ISSUANCE OR TRANSFER OF SHARES. The Borrower will not issue any additional Share Capital or permit or consent to the transfer (by sale, assignment or otherwise) of any Share Capital in the Borrower, except as permitted under the Share Pledge and Sponsor Participation Retention Agreement.

         SECTION 5.27 AMENDMENT OF BUSINESS PLAN. Other than as provided in
Section 5.25, the Borrower will not, directly or indirectly, amend, modify, allocate, re-allocate or supplement or permit or consent to the amendment, modification, allocation, re-allocation or supplement of, any of the provisions of the Business Plan, except with the prior written approval of the Lender.

         SECTION 5.28 BANK ACCOUNTS. The Borrower shall (a) establish and maintain at all times bank accounts with the Lender's New York Branch, opening such accounts with such documents as the Lender may require; and (b) maintain all its other bank accounts with the Lender, except that the Borrower may maintain bank accounts with balances not exceeding $1,000,000, plus, for a period of 5 Business Days from the receipt thereof by the Borrower, an amount equal to the payments from ENEL, or its equivalent in Cordobas or combination thereof with Banco de Credito Centroamericano S.A. or such other Nicaraguan financial institutions that are approved in advance by the Lender; provided, however, that it shall not be a Default or Event of Default if the balances in the accounts permitted hereunder exceed such permitted amounts solely as a result of the Borrower's inability to exchange or transfer local currency, as a result of disruption in or closure of the foreign exchange market, if and for so long as such inability to convert or transfer continues and if there is not otherwise an Event of Default.

                                       31              CREDIT FACILITY AGREEMENT

         SECTION 5.29 PRESS RELEASES; ADVERTISING. Neither the Borrower, the
Lender nor any Affiliate of the Borrower shall issue or consent to the issuance of any press release or other announcement or advertisement that refers to the provision of financing by the Lender for the Project without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed; except that no consent shall be required where (a) the issuance of such press release, announcement or advertisement is required by Applicable Law or
(b) such press release, announcement or advertisement discloses only the names of the parties involved in the provision of financing for the Project, together with a general description of the Project, without disclosing any of the terms of such financing.

         SECTION 5.30 ADDITIONAL DOCUMENTS; FILINGS AND RECORDINGS. The Borrower
shall execute and deliver, from time to time as reasonably requested by the
Lender at the Borrower's expense, such other documents as shall be necessary or advisable or that the Lender may reasonably request in connection with the rights and remedies granted or provided for by the Project Documents, as applicable, and to consummate the transactions contemplated therein. The
Borrower shall, at its own expense, take all reasonable actions that have been or shall be requested by the Lender or that the Borrower knows are necessary to establish, maintain, protect, perfect and continue the perfection of the first priority security interests of the Lender created by the Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable the Lender to effect any such action. Without limiting the generality of the foregoing, the Borrower shall (a) execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, fixture filings and mortgages or deeds of trust in all places necessary or advisable (in the opinion of counsel for the Lender) to establish, maintain and perfect such security interests and in all other places that the Lender shall reasonably request and (b) do everything necessary in the reasonable judgment of the Lender to (i) create and perfect the Security with respect to future assets covered by the Security Documents, (ii) maintain the
Security in full force and effect at all times and (iii) preserve and protect the Collateral and protect and enforce its rights and title and the rights and title of the Lender to the Collateral.

         SECTION 5.31 EMPLOYEES AND EMPLOYEE PLANS. The Borrower shall not adopt, establish, maintain, sponsor, administer, contribute to, participate in, or incur any liability to provide post-retirement welfare benefits, except such liability to provide post-retirement welfare benefits as may be required by
Applicable Law, the PPA and the Agreement of Association in Participation.

         SECTION 5.32 ACCOUNTING CHANGES. The Borrower shall not make any significant change in accounting treatment or reporting, except as permitted by
GAAP.

         SECTION 5.33 DEBT SERVICE RESERVE ACCOUNT. The Borrower will establish no later than the Loan I Closing Date a separate Debt Service Reserve Account, maintained with the Lender's New York Branch, funded in Dollars with respect to each of Loan I and Loan II, on the earlier of (x) the date of the Phase I
Completion Certificate or the Phase II Completion Certificate or (y) the last day of the Loan I Availability Period or Loan II Availability Period, as the
case may be. The Lender will fund this obligation by drawing on the respective
Loan commitments and by crediting the DSRA with the amount required and adding such amount to the outstanding balance of the respective Loan I or Loan II, and with a balance sufficient at all

                                       32              CREDIT FACILITY AGREEMENT

times to cover Indebtedness For Borrowed Money in respect of Loan I and Loan II falling due on the first and second Principal Repayment Dates of each respective
Loan, and in each case thereafter on the two next successive Principal Repayment
Dates. Notwithstanding the above, in the event the Borrower does not have sufficient funds in bank accounts other than the DSRA, the Borrower may utilize balances in the DSRA to make payments as required under Section 2.03 and Section
2.04 of this Agreement on any Principal Repayment Date provided the remaining balance is not less than the amounts required for the next Principal Repayment
Date. In such a case, the Borrower must deposit funds to the DSRA within 180 days in an amount sufficient to comply with the requirements of this Section
5.33.

         SECTION 5.34 FINANCIAL RATIOS. The Borrower shall maintain at all times the following financial ratios:

         (a) Leverage. A Senior Loan Debt to Borrower's Equity ratio not to exceed 7:3 prior to the Loan II Closing Date and 3:1 thereafter; and

         (b) Coverage. A DSCR at a minimum level of 1.25:1, determined on and reported to Lender on a quarterly basis.

            (i) Prior to the Loan II Closing Date

                  (A) During the first four quarters commencing on the Loan I
         Closing Date the ratio shall be calculated as projected EBITDA during the succeeding four quarters divided by the Debt Service for the successive four quarters beginning on the first Principal Repayment
         Date, on the basis of the amount outstanding under Loan I on the date of calculation.

                  (B) From a date which is one year after the Loan I Closing
         Date the ratio shall be calculated as EBITDA during the previous four quarters divided by the Debt Service for the successive four quarters beginning on the first Principal Repayment Date, on the basis of the amount outstanding under Loan I on the date of calculation.

            (ii) After the Loan II Closing Date:

                  (A) The ratio shall be calculated as EBITDA during the
         previous four quarters divided by the Debt Service for the succeeding four quarters in respect of Loan I and for the successive four quarters beginning on the first Principal Repayment Date applicable to Loan II and, in the event the Borrower declares a dividend, such dividend is permitted to be distributed under the terms of this Agreement and the
         Borrower distributes such dividend from Net Cashflow, the Borrower shall have reserved or set aside the payment of an amount from Net
         Cashflow as is necessary to maintain the DSCR at a minimum level of
         1.25:1 after such dividend is distributed.

         SECTION 5.35 COMPLETION CERTIFICATE. At the conclusion of each of Phase
I and Phase II, as determined by the Borrower, which determination in the case of Phase II shall not be made prior to the completion of all geothermal wells for which drilling has begun unless the Lender's Engineer confirms that no
Material Adverse Effect will result if such drilling is not completed, the
Borrower shall submit to the Lender a Phase I or II Completion Certificate, as
appropriate, certifying to the Lender that Phase I or Phase II, respectively, has been completed.

                                       33              CREDIT FACILITY AGREEMENT

         SECTION 5.36 LENDER'S EXPERTS AND CONSULTANTS.

         (a) Lender's Engineer. The Lender may appoint an independent engineer or engineering firm to act as the Lender's engineer (the "Lender's Engineer") to observe and report on the drilling and construction works related to Phase II of the Project, to approve each Application for Funding from the Loan II Commitment as appropriate for the value of the work performed or to be performed, and in general to report to the Lender on the progress of the Project;

         (b) Insurance Consultant. The Lender may appoint an independent
Insurance Consultant to advise the Lender regarding the adequacy of all insurance coverage related to the Project and to make recommendations in respect thereto; and

         (c) Borrower to Reimburse for Costs. All fees, disbursements and all other related costs of the Lender's Engineer and Insurance Consultant shall be reimbursed or paid by the Borrower no later than 30 days from the date of the
Borrower's receipt of the relevant invoice.

         SECTION 5.37 REGULATORY STATUS. The Borrower shall remain continuously exempt from all regulation under PUHCA as a result of being a "foreign utility company" under Section 33 of PUHCA or otherwise.

         SECTION 5.38 CHILD LABOR AND FORCED LABOR. The Borrower shall refrain from employing Harmful Child Labor and/or using Forced Labor as defined in the
MIGA Guarantee.

         SECTION 5.39 INSURANCE PROCEEDS. The Borrower shall, in accordance with
Section 4.2.2.2 of the PPA, apply all insurance proceeds received under the
All-Risks property insurance to repair and rebuild the Project. In the event that ENEL fails to present a claim under such All-Risks property insurance to the insurers, the Borrower shall present such claim. In the case of business interruption, insurance proceeds shall be paid to or received by the Lender and held by it to be applied as if received from the Borrower as payment for amounts due on the next Principal Repayment Date and, provided no Event of Default has occurred and is continuing, any remaining amount shall be paid to the Borrower.

         SECTION 5.40 NOTARIZATION, CONSULARIZATION AND REGISTRATION OF CFA

         Within thirty (30) calendar days of the date hereof, this Agreement shall be translated into Spanish by an official translator, notarized and consularized as well as delivered for registration with each of the following:

                  (i) Ministerio de Hacienda y Credito Publico, Direccion
         General de Ingresos, for purposes of the Ley de Impuestos sobre la
         Renta of Nicaragua; and

                  (ii) Banco Central de Nicaragua, for purposes of the Ley
         Monetaria of Nicaragua.

         SECTION 5.41 MIGA PREMIUM PAYMENTS

         The Borrower will maintain with the Lender's New York Branch a balance in Dollars equal to the premium in respect of the MIGA Guarantee, as notified to the Borrower by either

                                       34              CREDIT FACILITY AGREEMENT

MIGA or the Lender, falling due for the next six-month coverage period not less than two weeks prior to the due date.

         SECTION 5.42 PPA AMENDMENT.

         The Borrower shall use its reasonable efforts to ensure that an amendment to the PPA substantially in the form attached as Schedule 5.43 has been executed and is in full force and effect within 120 days of the date hereof. Failure to receive such executed amendment shall not constitute a
Default or an Event of Default, but, the provision of Section 4.04(d) shall apply.

         SECTION 5.43 MIGA ARBITRATION. The Borrower shall cooperate with the
Lender and take such actions as the Lender may request to enable the Lender to obtain an Award (as such term is defined in the MIGA Guarantee) for purposes of satisfying the provision of Section 17.2 of the MIGA Guarantee, provided that if the Borrowers shall also elect to pursue an Award, the Lender shall consult with the Borrower regarding such actions.

ARTICLE 6. EVENTS OF DEFAULT.

         Each of the following events or conditions set forth in Sections 6.01 through 6.17 (inclusive) shall be an event of default ("Event of Default")
hereunder:

         SECTION 6.01 PAYMENTS. The Borrower shall default in the payment when due of any principal of any Loan or any interest on any Loan or any other amounts owing to the Lender hereunder and such default shall continue unremedied for five (5) or more Business Days.

         SECTION 6.02 REPRESENTATIONS, ETC. Any representation or warranty confirmed or made in any Project Document by the Borrower or any obligor which is an Affiliate of the Borrower, or in any writing provided by any of them in connection with the execution and delivery of, or in connection with any
Application for Funding under this Agreement shall be found to have been incorrect in any material respect when made or deemed to be made and shall continue to be incorrect for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Lender.

         SECTION 6.03 COVENANTS.

         (a) This Agreement. The Borrower shall fail to perform or observe any covenant, term or agreement contained in 5.03 (Maintenance of Property;
Insurance), 5.21 (Modifications of Organization Documents; Additional
Agreements; Assignments and Modifications of Agreements; Etc.), 5.22 (No Other
Business), 5.28 (Bank Accounts), and 5.33 (Debt Service Reserve Account) hereof.

         (b) Other Agreements. The Borrower, the Sponsor, Ormat Industries Ltd.
or any other Affiliate of the Borrower shall fail to perform or observe any other covenant, term or agreement contained in this Agreement or any other
Project Document to which it is a party and such failure shall not be remediable or, if remediable, shall continue unremedied for a period of 30 days after the earlier of (i) the date on which such failure shall have first become known to the Borrower, the Sponsor, Ormat Industries Ltd. or other Affiliate of the
Borrower, as the case may be, and (ii) the date on which written notice thereof shall have been received by the Borrower, the Sponsor, Ormat Industries Ltd. or
other Affiliate of the Borrower, as the case may be, from the Lender;

                                       35              CREDIT FACILITY AGREEMENT

provided that if (A) such failure cannot be cured within such 30-day period, (B)
such failure, in the reasonable judgment of the Lender, is susceptible of cure,
(C) the Borrower, the Sponsor, Ormat Industries Ltd. or other Affiliate of the
Borrower, as the case may be, is proceeding with diligence and in good faith to cure such failure, (D) the existence of such failure in the reasonable judgment of the Lender has not had and is not reasonably likely to have a Material
Adverse Effect and (E) the Lender shall have received an officer's certificate signed by a Financial Officer of the Borrower, the Sponsor, Ormat Industries
Ltd. or other Affiliate of the Borrower, as the case may be, to the effect of clauses (A), (B) and (C) above and stating what action the Borrower is taking to cure such failure, then, such 30-day cure period shall be extended by up to an additional 60 days as shall be necessary for the Borrower, the Sponsor, Ormat
Industries Ltd. or other Affiliate of the Borrower, as the case may be, diligently to cure such failure.

         SECTION 6.04 DEFAULT UNDER OTHER AGREEMENTS.

         (a) Borrower. Any Indebtedness For Borrowed Money of the Borrower shall be declared or for any reason any Person is entitled to declare it to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof taking into account any applicable grace period.

         (b) ENEL Indebtedness. ENEL shall (i) default in any payment of any
Indebtedness For Borrowed Money in an aggregate principal amount exceeding $5 million beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (ii)
default in the observance or performance of any material condition or provision of any agreement or condition relating to any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $10 million or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity.

         (c) The Sponsor. The Sponsor (i) defaults in any payment of any
Indebtedness For Borrowed Money in an aggregate principal amount exceeding $5 million beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (ii)
defaults in the observance of performance of any material condition or provision of any agreement or condition relating to any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $10 million or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity.

         (d) ENEL Project Obligations. A default shall have occurred in the performance of any material obligation by (i) ENEL or Nicaragua under any of the
Project Documents to which such Person is a party and such default shall continue unremedied beyond the period of grace, if any, extended to such Person with respect to such default, as specified in the Project Document under which such obligation was created or (ii) any other party (other than the Persons referred to in clause (i) of this Section 6.04(d)) under any of the Project
Documents and the existence of such default in the reasonable judgment of the
Lender has had or is reasonably likely to have a Material Adverse Effect and such default has not been cured within 60 days.

                                       36              CREDIT FACILITY AGREEMENT

         SECTION 6.05 BANKRUPTCY, ETC. There shall have been entered against the
Borrower, Ormat Holding Corp., the Sponsor or ENEL a decree or order by a court adjudging the Borrower or such other Person bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower or such Person under any Applicable
Law; or appointing a receiver, liquidator, assignee, trustee, sequestrator, special manager or administrator (or other similar official) of the Borrower or such Person or of any substantial part of its property or other assets, or ordering the winding up or liquidation of its affairs and the Borrower or such other Person (w) fails to obtain the dismissal or stay on appeal of any such proceeding or arrangement within forty-five (45) days of the commencement thereof against it or (x) any other procedure for the relief of financially distressed debtors is instituted against it and is not dismissed within forty-five (45) days of such commencement; or the institution by the Borrower or such other Person of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it; or the filing by it of a petition or answer or consent seeking reorganization or debt relief under any Applicable Law; or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, special manager or administrator (or other similar official) of the Borrower or any such other Person or of any substantial part of its property; or the making by it of an assignment or an arrangement for the benefit of creditors; or the admission by it in writing of its inability to pay its debts generally as they become due; or any other event shall have occurred which under any Applicable Law would have an effect analogous to any of those events listed above in this subsection with respect to the Borrower or
Ormat Holding Corp., the Sponsor or ENEL; or any corporate action is taken by the Borrower or Ormat Holding Corp., the Sponsor or ENEL for the purpose of effecting any of the foregoing; provided that any reorganization or reconstruction of a company while solvent with the prior consent of the Lender, such consent not to be unreasonably withheld or delayed, shall not be held to constitute any event mentioned in this paragraph; and provided, further, that
(a) in connection with any other Person, no Event of Default shall be declared under this Section 6.05 if (y) such Person has fully complied and continues to fully comply with all of its obligations under all Project Documents to which such Person is a party and (z) in the reasonable judgment of the Lender, such
Event of Default has not had and is not reasonably likely to have a Material
Adverse Effect.

         SECTION 6.06 PROJECT EVENTS.

         (a) Eviction. The Borrower shall cease to have the right to access and use the Site; or

         (b) PPA Termination. Any event shall have occurred which entitles (i)
the Borrower to give a notice under Section 12.3 of the PPA, or (ii) ENEL to give a notice under Section 12.2 of the PPA; or

         (c) Disposition of Interest. The Borrower shall (except as permitted by
Section 6.13 hereof) sell or otherwise dispose of any of its interest in the
Project.

         SECTION 6.07 MATERIAL ADVERSE EFFECT. One or more events, conditions or circumstances shall exist or shall have occurred which, in the reasonable judgment of the Lender, is reasonably likely to have a Material Adverse Effect.

         SECTION 6.08 PROJECT DOCUMENTS; SECURITY DOCUMENTS.

                                       37              CREDIT FACILITY AGREEMENT

         (a) Failure of Project Document. This Agreement or any of the other
Financing Documents or any of the Project Documents, or any material provision hereof or thereof (i) is or becomes invalid, illegal or unenforceable or any party thereto (other than the Lender) shall so assert, unless a Good Faith
Contest is instituted and the assertion is withdrawn within 30 days thereof and prior to the next date of Disbursement, or (ii) ceases to be in full force and effect, or shall cease to give the Lender the Collateral, rights, powers and privileges purported to be created thereby, therein or hereby or any party thereto (other than any Lender) shall so assert subject to the last clause of this Section 6.08 (a)(i).

         (b) Failure of Security Document. Except as permitted by Section 5.16 hereof, the Collateral or any component part thereof for any reason fails to constitute a valid and perfected first priority Lien or ceases to be in full force and effect or the Borrower or the grantor or pledgor thereof shall so assert provided, however, that if and for so long as the Sponsor Project Funding
Agreement and the Contingent Guarantee Agreement remain in full force and effect, the cancellation, invalidity or termination of the coverage for
Expropriation as provided in Addendum A, Paragraphs 1 and 3 of the MIGA
Guarantee shall not be an Event of Default under this Section 6.08(b).

         SECTION 6.09 OWNERSHIP OF THE BORROWER. The Sponsor shall cease to maintain Control of the Borrower or shall cease to own, directly or indirectly, all of the ownership interests in the Borrower free and clear of all Liens other than as permitted by the Share Pledge and Sponsor Participation Retention
Agreement (it being understood that, for purposes of this Section 6.09, if the
Sponsor owns ownership interests in the Borrower indirectly, the percentage of its ownership in the Borrower shall be the product of the percentage ownership it has in any intermediate subsidiary or other entity and the percentage ownership which the subsidiary or other entity owning ownership interests in the
Borrower directly has in the Borrower).

         SECTION 6.10 JUDGMENTS. One or more judgments or decrees shall be entered (a) against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $1 million or more; or (b) prior to the date on which the Sponsor shall cease to be an obligor, against the Sponsor or involving in the aggregate a liability (not paid or fully covered by insurance)
of $1 million or more with respect to the Sponsor which liability in the reasonable judgment of the Lender has had or is likely to have a Material
Adverse Effect; and in any such case all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days after the entry thereof.

         SECTION 6.11 GOVERNMENTAL ACTION. Any government or Governmental
Authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property or other assets of the Borrower or shall have assumed custody or control of such property or other assets or of the business or operations of the Borrower or shall have taken any action for the dissolution or disestablishment of the Borrower or any action that would prevent the Borrower or its officers from carrying on its business or operations or a substantial part thereof.

         SECTION 6.12 PERMITS. The Borrower, ENEL, or any of their respective
Affiliates shall fail to obtain, renew, maintain or comply in all material respects with any Governmental Approval set forth in Schedule 3.11, except as noted thereon, or any license, approval or

                                       38              CREDIT FACILITY AGREEMENT

consent referred to in Section 4.02(c); or any such Governmental Approval or license, approval or consent shall be rescinded, terminated, suspended, modified or withheld or shall be determined to be invalid or shall cease to be in full force and effect; or any proceeding shall be commenced by or before any
Governmental Authority for the purpose of rescinding, terminating, suspending, modifying or withholding any such Governmental Approval or license, approval or consent and such proceeding is not dismissed within 60 days; and such failure, rescission, determination of invalidity, termination, suspension, modification, withholding, cessation or commencement is reasonably likely to have a Material
Adverse Effect.

         SECTION 6.13 TRANSFER OF COLLATERAL; EVENT OF LOSS; DIMINUTION OF
         PROPERTY RIGHTS.

         (a) Transfer; Event of Loss. Title to or any right in all or any part of the Collateral, covered by the Security Documents (other than as permitted pursuant to this Agreement, including Section 5.12 hereof) shall become vested in any party other than the party named as owner and/or holder thereof in the applicable Security Document, whether by operation of law or otherwise, or (iv)
there shall have occurred an Event of Loss with respect to which adequate compensation has not been paid, or it is reasonably unlikely that adequate compensation will be paid.

         (b) Diminution. Except as permitted pursuant to any Financing Document or this Agreement, the Borrower hereafter grants or permits any easement or dedication, files any plat, declaration or restriction or enters any lease or sub-lease concerning the Site, the Collateral or the Power Plant and the effect thereof is determined by the Lender, in its reasonable discretion, to have a
Material and Adverse Effect.

         SECTION 6.14 COMPLETION BY DATE CERTAIN. A determination by the Lender, in each case in its reasonable judgment, that the Project is not reasonably likely to be completed either within the financial budget or on time as established under the Business Plan; provided that no Event of Default shall be declared as a result of any such determination if all of the following conditions are met: (i) within 30 days after notice by the Lender to the
Borrower of such determination, the Borrower submits to the Lender a plan, in form and substance acceptable to the Lender, specifying the plan of action the
Borrower intends to take to remedy the condition described herein and (ii) the
Borrower proceeds diligently in implementing such plan to the Lender's reasonable satisfaction and provides reports periodically as the Lender may request of the status of such implementation and from time to time amends such plan with the Lender's consent (which shall not be unreasonably withheld) so that such plan remains likely to achieve its aims.

         SECTION 6.15 SPONSOR PROJECT FUNDING AGREEMENT. The failure of the
Sponsor to make or cause to be made any subordinated loan or equity contribution or the failure of the Sponsor to pay any amount required to be paid by it under, or otherwise to comply with any of the terms of, the Sponsor Project Funding
Agreement.

         SECTION 6.16 CONTINGENT GUARANTEE AGREEMENT. The failure of Ormat
Industries Ltd. to pay any amount required to be paid by it under or otherwise to comply with any of the terms of the Contingent Guarantee Agreement.

                                       39              CREDIT FACILITY AGREEMENT

         SECTION 6.17 MIGA CONTRACTS. Any of the MIGA Contracts shall not be valid, binding and in full force and effect.

         SECTION 6.18 REMEDIES. Notwithstanding anything herein or in any
Financing Document or elsewhere to the contrary, upon the occurrence of an Event of Default, and at any time thereafter, if such Event of Default is continuing, the Lender, by written notice to the Borrower and the Sponsor, may declare immediately due and payable (i) all or any portion of the principal amounts of the Loans then outstanding, including accrued interest thereon to the date of payment, and (ii) all other amounts owing under this Agreement. Except as expressly provided in this Article 6, presentment, demand, protest, promptness, dishonor and all other notices of any kind are hereby expressly waived. The aforementioned right to accelerate is in addition to and not a substitute for any other rights and remedies, in law or in equity, available to the Lender under this Agreement and other Applicable Laws, including, without limitation or prejudice to the Lender's other rights and remedies, the following:

         (a) Suspension. The Lender's right to refuse, and the Lender not to be obligated, to make any Disbursements or make any payments from any account, including (but not limited to) the Debt Service Reserve Account;

         (b) Enforcement of Rights. Exercise any and all rights and remedies available to it under any of the Project Documents.

ARTICLE 7. MISCELLANEOUS

         SECTION 7.01 NOTICES.

         (a) Procedure. All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified below, and (ii) shall be followed promptly by the mailing or delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices below; or, as directed to the Borrower or the Lender, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Lender.

         (b) Effectiveness. All such notices, requests and communications shall, when faxed, be effective when transmitted in legible form by facsimile machine, or if mailed, upon the seventh day after the date deposited into the national mail, or if delivered, upon delivery; except that notices pursuant to Article 2 shall not be effective until actually received by the Lender, and notices, requests and communications received on a day which is not a Business Day, shall be deemed received on the next following Business Day.

         (c) Lender's Right to Rely. Any agreement of the Lender to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Lender shall not have any liability to any other Person on account of any action taken or not taken by the Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the
Loans shall not be

                                       40              CREDIT FACILITY AGREEMENT

affected in any way or to any extent by any failure by the Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the
Lender of a confirmation which is at variance with the terms understood by the
Lender to be contained in the telephonic or facsimile notice.

         (d) Addresses.

         Addresses:

         If to the Borrower:

         ORMAT MOMOTOMBO POWER COMPANY
         c/o Maples and Calder, Attorneys in Law
         Ugland House
         P.O.B. 309, George Town
         Grand Cayman
         Cayman Islands, British West Indies
         Attn: President
         Tel: 1-345-949-8066
         Fax: 1-345-949-8080
         and with a copy to:

         c/o Ormat International, Inc.
         980 Greg Street
         Sparks, Nevada 89431-6039
         Attn: President
         Tel: (775) 356-9029
         Fax: (775) 356-9039

         If to the Lender:

         BANK HAPOALIM B.M.
         Foreign Trade Operations Center, Export Unit
         40 Hamasger Street
         Tel-Aviv 67131, Israel
         Attn: I. Gottlieb
         Tel: 011-972-3-714-6613/6616
         Fax: 011-972-3-714-6619
         Telex: 342342 or 341453

         Copy to:

         BANK HAPOALIM B.M.
         Head Office/Corporate Banking Division
         Trade Finance Department
         41-45 Rothschild Boulevard
         P.O. Box 27
         Tel-Aviv 61000, Israel

                                       41              CREDIT FACILITY AGREEMENT

         Attn:  E. Arnon
         Tel:  011-972-3-567-3628/3622
         Fax:  011-972-3-567-6572/4548
         Telex:  341453 or 342342

         SECTION 7.02 ENGLISH LANGUAGE. All documents to be furnished or communications to be given or made under this Agreement, or any other Financing
Document shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the
Borrower, which translation shall be the governing version among the Borrower and the Lender.

         SECTION 7.03 INDEMNITIES AND EXPENSES.

         (a) Indemnity Obligation. Subject to Section 7.03(b), whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold the Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person")
harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, claims, suits, costs, charges, expenses and disbursements (including, without limitation, Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any such
Indemnified Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, any investigation, litigation or proceeding (including any bankruptcy, insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, or any other Project
Documents or the Loans or the use of the proceeds thereof or any Environmental
Claim relating to the Borrower or the Project or arising out of the use of the
Power Plant or Site or any actual or alleged presence of Hazardous Materials on, under or at the Power Plant or Site, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities");
provided, that the Borrower shall have no obligation hereunder to any
Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all amounts due under this
Agreement. The Lender and each other Indemnified Person shall (1) use its reasonable efforts to, upon its becoming aware of any event which may result in the Borrower being required to perform any of its obligations under this Section
7.03(a), promptly notify the Borrower (provided that failure to so notify shall not mitigate the obligations of the Borrower hereunder), (2) upon request from the Borrower consult the Borrower regarding any step (including any step which may mitigate the effect of such event) it proposes to take in respect of such event, and (3) obtain the prior written consent of the Borrower before entering into any settlement or compromise in relation to any such claims, actions or suits.

         (b) Expenses. The Borrower shall: (i) subject to the last sentence of this Section 7.03(b) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Lender as soon as practicable but, in any event, within 30 days after demand for all reasonable costs and expenses incurred by the Lender, in connection with the development, preparation, negotiation, delivery, printing, registration, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this

                                       42              CREDIT FACILITY AGREEMENT

Agreement, any Financing Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable travel expenses, communication costs, fees and expenses of outside professional or technical advisers or consultants, and including Attorney Costs incurred by the Lender, with respect thereto; and
(ii) pay or reimburse the Lender as soon as practicable but, in any event, within 30 days after demand for all reasonable costs and expenses (including
Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Financing Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any bankruptcy or insolvency proceeding or appellate proceeding). In addition, the Borrower shall, whether or not the transactions contemplated hereby are consummated, pay or reimburse the
Lender on the each of the Loan I Closing Date and Loan II Closing Date for all
accrued and unpaid reasonable costs, fees and expenses to the extent then due and payable on such date of payment (including Attorney Costs, Commitment Fees and any amounts arising from any indemnities) incurred by the Lender, prior to such date in connection with the development, preparation, negotiation, delivery, printing, administration, enforcement and execution of, and any amendment, supplement, waiver or modification to (in each case whether or not consummated), this Agreement, any Financing Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, provided that Attorney Costs shall include such costs to the extent invoiced prior to or on such date of payment.

         (c) Maximum Amount Permitted under Applicable Law. To the extent that the undertaking in the preceding paragraphs of this Section 7.03 may be unenforceable because it is violative of any law or public policy, the Borrower will contribute the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of such undertakings.

         (d) Late Payment. All sums paid and costs incurred by the Lender in respect to any matter indemnified hereunder shall bear interest at the LIBOR
Overnight Rate plus 4.50% from the date so paid until reimbursed by the
Borrower, and all such sums and costs shall be added to the debt and be secured by the Security Documents and shall be immediately due and payable on demand.

         (e) Judgment Currency. If any arbitration award, judgment or order is given or made for the payment of any amount due under this Agreement or any other Project Document and such arbitration award, judgment or order is expressed in a currency other than Dollars, the Borrower shall, subject to this
Section 7.03(e), indemnify the Lender against and hold it harmless from all loss and damage incurred by the Lender as a result of any variation in rates of exchange between the date of such arbitration award, judgment or order and the date of payment (or, in the case of partial payments, the date of each partial payment) thereof. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement or any other
Project Document, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender from time to time, and shall continue in full force and effect notwithstanding any arbitration award, judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Project Document.

                                       43              CREDIT FACILITY AGREEMENT

         SECTION 7.04 SURVIVAL. All indemnities set forth herein and the obligations of the Borrower to pay additional costs as set forth in Article 2 hereof shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

         SECTION 7.05 GOVERNING LAW; SUBMISSION TO JURISDICTION.

         (a) Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK,
UNITED STATES OF AMERICA WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PROVISIONS
THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         (b) Submission to Jurisdiction. Any legal action or proceeding against the Borrower with respect to this Agreement, or any Financing Document may be brought in the courts of the State of New York in the County of New York or of
the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Borrower, and may be enforced in any other jurisdiction, including without limitation Nicaragua, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The
Borrower hereby irrevocably designates, appoints and empowers CT Corporation
System, on the date hereof, with offices at 111 Eighth Avenue, New York, New
York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Lender. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower, at its address set forth in Section 7.01 hereof, such service to become effective
30 days after such mailing. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in Nicaragua or in any other jurisdiction.

         (c) Waiver of Procedural Defenses. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, or any other Financing Document brought in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (d) Waiver of Jury Trial. WITH REGARD TO THIS AGREEMENT, EACH OF THE
BORROWER AND THE LENDER HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY, SUCH WAIVER
ACKNOWLEDGED HEREBY AS BEING A VOLUNTARY, KNOWING AND INTELLIGENT WAIVER BY EACH
PARTY HERETO.

                                       44              CREDIT FACILITY AGREEMENT

         SECTION 7.06 SUCCESSORS AND ASSIGNS.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto except that the Borrower may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without obtaining the prior written consent of the Lender. For the avoidance of doubt, any merger, reincorporation, corporate restructuring or other business combination involving any shareholder of any Lender (and any other transaction related to such shareholder which is undertaken in connection with any such transactions) shall not be construed as an assignment or transfer requiring any consent under this
Section 7.06(a).

         (b) Disposition of Indebtedness. Subject to the following restrictions, the Lender may at any time sell, assign, transfer, negotiate, or otherwise dispose of, in whole or in part, its rights and obligations under this Agreement or the Loans and such sale, assignment, negotiation or disposition shall be evidenced by an assignment and acceptance agreement, in form and substance acceptable to the Lender and to the Borrower, appropriately completed and executed by the assigning Lender and the assignee. Such executed assignment and acceptance agreement shall be delivered to the Lender and the Borrower immediately after execution and shall not be effective until all conditions set forth therein and in this Section 7.06 shall have been satisfied.

            (i) The Lender may assign its rights and obligations under this
Agreement and/or the Loans only to a Person approved by the Borrower (which approval in each case shall not be unreasonably withheld) in its sole discretion; provided, that no Borrower approval shall be required in the event of such an assignment by a Lender to an Affiliate of the Lender.

            (ii) The exercise of such right by the Lender is subject in all cases to the conditions that immediately thereafter the Lender shall have given written notice of any such transfer to the Borrower, and the transferee shall
(a) not have, or shall have effectively waived, any right pursuant to Section
2.09 or 2.14 to claim from the Borrower any additional amounts above and beyond those which could have been claimed by the transferor had it continued to own its Loans hereunder and (b) not have any right pursuant to Section 2.09 or 2.14 not possessed by the transferor had it continued to own its Loans hereunder.

         (c) Succession. From and after the date that the Lender has received an executed assignment and acceptance agreement (in accordance with the terms of
Section 7.06(b) and the conditions set forth in such assignment and acceptance agreement have been satisfied, (i) the assignee Lender thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the rights and obligations of a Lender hereunder and under the other Financing
Documents and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Financing Documents have been assigned by it pursuant to such assignment and acceptance agreement, relinquish its rights and be released from its obligations under the Financing Documents.

         (d) Deemed Amendment. Immediately upon the satisfaction of all other conditions in this Section 7.06 and in such assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the assignee Lender and the resulting adjustment of the Total Commitment arising therefrom.

                                       45              CREDIT FACILITY AGREEMENT

The Total Commitment allocated to each assignee Lender shall reduce such Total
Commitment of the assigning Lender pro tanto.

         (e) Disposition Acknowledged Upon Notice. The Borrower may treat the
Lender as the owner of the Loans until written notice of transfer or assignment shall have been received by it.

         (f) Participations. Notwithstanding anything to the contrary contained in this Section 7.06, each Lender may grant participations, in whole or in part, in its rights and obligations under this Agreement and the Loans without notice to the Borrower and without restriction; provided that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement, and the Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans of the Lender.

         SECTION 7.07 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         SECTION 7.08 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the
Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) including, without limitation, the accounts established under Sections 5.28(a) and 5.33, and any other Indebtedness at any time held or owing by the Lender (including without limitation by branches and agencies of the Lender, wherever located), to or for the credit or the account of the Borrower against and on account of the
Loans and any other Indebtedness of the Borrower to the Lender, under this
Agreement, or any of the other Financing Documents, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement, or any other Financing Document, irrespective of whether or not the Lender shall have made any demand hereunder and although said liabilities or claims, or any of them, shall be contingent or unmatured.

         SECTION 7.09 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or any other Financing Document and no course of dealing between the Borrower and the
Lender shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein, or in any other
Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

                                       46              CREDIT FACILITY AGREEMENT

         SECTION 7.10 SEVERABILITY. Any provision of this Agreement and any other Financing Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability but that shall not invalidate the remaining provisions of this Agreement or any other Financing Document or affect such provision in any other jurisdiction.

         SECTION 7.11 CALCULATION. Except as otherwise provided, all accounts, financial determinations and calculations to be made under, or for the purposes of, this Agreement shall be determined in accordance with GAAP, applied on a consistent basis and, except as otherwise required to conform to the definitions contained in Appendix A of this Agreement or any other provisions of this
Agreement, shall be calculated from the then most recently issued quarterly financial statements which the Borrower is obligated to furnish to the Lender from time to time, as provided hereunder; provided, however, that (a) if the relevant quarterly financial statements should be in respect of the last quarter of a Fiscal Year then such calculations shall be made from the audited financial statements for the relevant Fiscal Year, and (b) if there should occur any material adverse change in the financial condition or results of operations of the Borrower after the end of the period covered by the relevant financial statements, then such material adverse change shall also be taken into account in calculating the relevant figures.

         SECTION 7.12 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this
Agreement.

         SECTION 7.13 AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless, such change, waiver, discharge or termination is in a writing signed by the Lender and the
Borrower.

         SECTION 7.14 DISCLAIMER. The Lender shall not be responsible in any way for the performance of the Project Documents, and no claim with respect to the performance of the Project Documents will affect the obligations of the Borrower under this Agreement or any other Financing Document.

         SECTION 7.15 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Lender or the Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy or insolvency proceeding or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

         SECTION 7.16 CONFIDENTIAL INFORMATION. The Lender agrees that it (a)
shall hold all non-public information obtained by it pursuant to the requirements of the Financing Documents, which have been identified in writing as non-public information by the Sponsor, in accordance with its customary procedures for handling confidential information of such nature and in accordance with reasonable internal practices, and (b) may make disclosure reasonably required by a potential assignee of the Lender or by a potential participant in the Loans made or to be made by the Lender or of the Collateral in connection with the contemplated assignment or participation if such potential assignee or participant executes an agreement to keep such

                                       47              CREDIT FACILITY AGREEMENT

disclosure confidential substantially in accordance with the terms of this clause; provided, however, no confidentiality obligation shall apply to any information that (x) is generally available to the public, (y) was already known to the Lender on a non-confidential basis on the date of receipt, or (z) is subsequently disclosed to the Lender on a non-confidential basis by a third party not having a confidential relationship with the Sponsor with respect to such information. Notwithstanding the foregoing, the Lender shall be free to disclose any such information or data to its attorneys, outside engineers, experts and auditors and shall be free to disclose any such information otherwise (a) to the extent required by Applicable Law or by any Governmental
Authority, except as provided in the last sentence of this Section 7.16, it is expressly understood that all obligations and liabilities of the Borrower under this Agreement, and the other Project Documents to which the Borrower is a party and any other related document, agreement or instrument executed by the Borrower are solely obligations of the Borrower, provided, that such limitation of liability shall not apply to any other party hereto if and to the extent that such party commits fraud or misappropriation of earnings, revenues, profits or proceeds from the Borrower or the Project. Notwithstanding anything herein to the contrary, nothing herein shall limit, or be construed or deemed to limit, the liability of any other party under any Project Document to which such is a party in its individual capacity.

         SECTION 7.17 NO RECOURSE. Except as provided in the last 2 sentences of this Section 7.17 neither the Sponsor nor any Affiliate of the Sponsor (other than the Borrower), nor its or their respective officers, directors, stockholders, controlling persons or employees (each, a "Non-Recourse Party"), shall have any personal liability for any amounts payable by the Borrower hereunder or under any other Project Document or for the performance of any covenant, agreement or obligation of the Borrower, or for the breach of any representation, warranty or covenant of the Borrower under this Agreement or any other Project Document, agreement, undertaking, certificate or other document delivered by or on behalf of the Borrower in connection with this Agreement, and therefore no judgment or recourse shall be sought or enforced against any
Non-Recourse Party for the payment or performance of the obligations of the
Borrower under any Project Document or any other such agreement, undertaking, certificate or document executed by the Borrower. Except as provided in the last sentence of this Section 7.17, it is expressly understood that all obligations and liabilities of the Borrower under this Agreement and the other Project
Documents to which the Borrower is a party and any other related document, agreement or instrument executed by the Borrower are solely obligations of the
Borrower, provided, that such limitation of liability shall not apply to a
Non-Recourse Party if and to the extent that such Non-Recourse Party commits fraud causing material damage or loss to the Borrower, the Project or the Lender or misappropriates earnings, revenues, profits or proceeds from the Borrower or the Project. Notwithstanding anything herein to the contrary, nothing herein shall limit, or be construed or deemed to limit, the liability of any
Non-Recourse Party under any Project Document to which such Non-Recourse party is a party in its individual capacity.

                                       48              CREDIT FACILITY AGREEMENT

         IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date set forth below.

                                           ORMAT MOMOTOMBO POWER COMPANY,
                                           as Borrower

                                           By: /s/ Connie Stechman
                                               ---------------------------------
                                               Name:  Connie Stechman
                                               Title: Assistant Secretary

                                           BANK HAPOALIM B.M.,
                                           as Lender

                                           By: /s/ Ehud Arnon
                                               ---------------------------------
                                               Name:  Ehud Arnon
                                               Title: Head of Foreign Trade